UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )

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SM Energy Company
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2020 Proxy Statement

Notice of Annual Meeting of Stockholders May 27, 2020 Denver, Colorado
.

Dear Fellow SM Energy Stockholder,
On behalf of our Board of Directors, I want to wish you well in the midst of this COVID-19 pandemic. Our country and industry have once again been called upon to demonstrate their resilience, and I have no doubt we will again rise to the challenge. Rest assured that our Board and management remain focused on the safety and health of our employees and communities, and the long-term successful execution of our business plan. I thank you for your continued support of SM Energy and I am pleased to invite you to participate in SM Energy’s virtual 2020 Annual Meeting of Stockholders. We appreciate the opportunity to update you on the matters discussed in our Proxy Statement, including our executive compensation philosophy and practices, environmental, social and governance focus, and stockholder outreach efforts. We recognize that our industry is facing unprecedented disruption. As a result, our Board of Directors and Compensation Committee will be continuously monitoring and evaluating the Company’s compensation programs and will consider necessary adjustments to the design of such programs in response to evolving industry conditions, as described further in the Compensation Discussion and Analysis.
Our Purpose and Commitment to Sustainable
Business Practices
At SM Energy, our purpose is to make people’s lives better by responsibly producing energy supplies, contributing to our nation’s energy security and prosperity, and having a positive impact in the communities where we live and work. Our long-term vision remains to create and sustainably grow value for all of our stockholders, while recognizing the interests of all stakeholders. Our Board plays an active role in overseeing our sustainability efforts, which are described in our Corporate Responsibility Report available on our website. This report includes discussion of our philosophy and approach to creating stockholder value, operating our assets responsibly, protecting the environment and the health and safety of our employees, contractors and neighbors, and investing in the future of our company through the development of our people.
SM Energy’s Strategic Transformation and
2019 Performance
Facing a difficult commodity price environment, starting in 2016 and culminating in 2019, our Board and management team successfully completed a strategic transformation of our business involving the transition of our asset portfolio through the divestiture of non-core assets and the strategic acquisition and development of top tier assets. With this transformation, the Company reduced and aligned general and administrative costs by closing offices and reducing staff associated with divested assets and redundant functions. Our focused and high quality asset base allowed us in 2019 to expand operating margins and further strengthen our balance sheet. We achieved a positive difference between our net cash provided by operating activities and our net cash used in investing activities in the fourth quarter of 2019, we grew Midland Basin production by 25% for the full year 2019, and we achieved capital efficiencies through continued well design optimization and lowered costs.
Responding to Investor Feedback
Our Board is committed to maintaining an open and continuous dialogue with our stockholders and other stakeholders. In 2018, we initiated an expanded stockholder engagement effort to solicit input, respond to questions and ensure that our Board has the information required to understand and address stockholder concerns. In 2019, we continued this effort by contacting stockholders owning a majority of our outstanding shares, and talking with those who requested a meeting to discuss our progress and provide their input. Our Board welcomed the viewpoints and candid feedback shared by our stockholders, and we have continued to refine our short and long-term incentive programs to establish appropriate incentives and more closely align our executive compensation program with our investors’ experience.
Board Composition
The members of our Board of Directors are your elected representatives and we seek to represent your long-term interests. Your directors bring a diverse range of experience, fresh perspectives, independence, institutional knowledge and industry and other expertise. This year’s nominees reflect the diligent work of our Nominating and Corporate Governance Committee to provide a slate of directors that meets such criteria.
We Ask for Your Support
We value your input and take seriously the trust that you have placed in us through your continued investment in SM Energy. Your vote is important to us. We ask for your continued support as we work to deliver value for all stockholders amidst the turmoil impacting our financial markets, communities and businesses.

Sincerely, William D. Sullivan Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To All Stockholders:
The 2020 Annual Meeting of Stockholders of SM Energy Company (the “Annual Meeting”) is to be held via the internet through a virtual web conference at http://www.viewproxy.com/sm-energy/2020, on Wednesday, May 27, 2020, at 3:30 p.m. local time.
The meeting is being convened to:
1.elect nine individuals to our Board of Directors to serve until the next annual meeting of our stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;
2.hold an advisory vote to approve the compensation of our named executive officers;
3.ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2020;
4.consider and approve an amendment to our Restated Certificate of Incorporation to authorize a reverse stock split of our outstanding shares of common stock, at a reverse stock split ratio ranging between 1-for-5 and 1-for-20, and a proportionate reduction in the number of authorized shares of our common stock, with an exact ratio as may be determined by our Board in its sole discretion at a later date (the “Reverse Stock Split”); and
5.transact such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
Our Board of Directors (the “Board”) is using this Proxy Statement to solicit proxies for use at the Annual Meeting, and has fixed the close of business on April 6, 2020 as the record date (the “Record Date”) for determining stockholders entitled to receive notice of, to participate in, and to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. We are furnishing our proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, to the majority of our stockholders via the Internet. Accordingly, on or about April 17, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed by intermediaries to our stockholders as of the Record Date, containing instructions on how to access the proxy materials via the Internet or request proxy materials in printed form, and how to vote your shares.
You will be able to participate in the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting. Given the health and safety concerns presented by COVID-19, we have adopted this online format to allow us to continue to proceed with the Annual Meeting, while mitigating the health and safety risks to participants, expand access to the Annual Meeting, improve communications and lower the cost to our stockholders, the Company and the environment. To participate in the virtual Annual Meeting, you must first register at http://www.viewproxy.com/sm-energy/2020 by 11:59 p.m. (EDT) on May 21, 2020. You will need to enter your name, phone number, email and virtual control number (included in your Notice, on your proxy card or on any additional voting instructions accompanying these proxy materials). We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the meeting starts.
Participation in the Annual Meeting will be restricted to stockholders of record and holders of our shares in street name as of the Record Date, and our guests.
Your vote is important. Regardless of whether you plan to participate in the meeting, we encourage you to vote by using the internet instructions provided in the Notice or the proxy card. If the Proxy Statement and a proxy card are mailed to you, please complete, sign, date, and return the proxy card in the enclosed envelope as soon as possible. Thank you for your support for the recommendations of our Board of Directors.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2020. The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2020 Annual Meeting of Stockholders, and the Form 10-K for the fiscal year ended December 31, 2019, are available at http://www.viewproxy.com/sm-energy/2020.

By Order of the Board of Directors,
David W. Copeland
Executive Vice President, General Counsel
and Corporate Secretary
Denver, Colorado
April 17, 2020

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TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1	DIRECTOR COMPENSATION	49
		General	49
CORPORATE GOVERNANCE	4	2019 Director Compensation	50
Overview	4
Board and Committee Independence	4	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Board Leadership Structure	4	AND MANAGEMENT	51
Stockholder Engagement and Feedback	5	Common Stock	51
Corporate Responsibility and Sustainability	5	Restricted Stock Units and Performance Share Units	52
Board and Committee Meetings	6
Committee Functions	6	REPORT OF THE AUDIT COMMITTEE	53
Risk Oversight	8	Audit Committee Pre-Approval Policy and Procedures	54
Director Nominations and Qualifications	8	2019 Annual Report	54
Communications with our Board with our Board	10
		INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54
PROPOSAL 1—ELECTION OF DIRECTORS	11
Director Nominee Core Competencies and Composition Highlights	12	PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF
Director Nominees	13	ERNST & YOUNG LLP AS OUR INDEPENDENT
		REGISTERED PUBLIC ACCOUNTING FIRM	55
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	18
		PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR
COMPENSATION DISCUSSION AND ANALYSIS	20	RESTATED CERTIFICATE OF INCORPORATION TO
CD&A Focus and Response to Market Disruption	20	AUTHORIZE THE REVERSE STOCK SPLIT AND A
Section 1—Aligning Strategy With Stockholder Value Creation—		PROPORTIONATE REDUCTION IN THE NUMBER OF
Objectives of Our Executive Compensation Program	21	AUTHORIZED SHARES OF OUR COMMON STOCK	56
Section 2—2019 Business Results and Select Executive
Compensation Decisions	22	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	66
Section 3—Competitive Positioning—Selection and Purpose of		Policies and Procedures on Transactions with Related Persons	66
Our Comparative Peer Group	24	Transactions with Related Persons	66
Section 4—Primary Elements of Compensation and Select		Compensation Committee Interlocks and Insider Participation	66
Executive Compensation Decisions	26
Section 5—Compensation Determination Process	33	VOTING, ATTENDANCE AND OTHER MATTERS	67
Section 6—Other Compensation Matters	35	Who Can Vote	67
Compensation Committee Report	38	Quorum	67
		How to Vote	67
EXECUTIVE COMPENSATION TABLES	39	Differences Between Stockholders of Record and Street Name
Summary Compensation Table	39	Holders	68
Grants of Plan-Based Awards	41	Admission to the Annual Meeting	68
Outstanding Equity Awards	42	Annual Meeting Webcast	68
Stock Vested	43	Submitting Questions at the Annual Meeting	68
Pension Benefits	43	If the Virtual Annual Meeting Experiences Technical Difficulties	68
Non-Qualified Deferred Compensation	44	Voting Requirements; Vote Treatment	69
Potential Payments Upon Termination or Change of Control	44	Stockholders Sharing the Same Address	70
Equity Compensation Plans	46	Revoking a Proxy	70
		Payment of Proxy Solicitation Costs	70
PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE		Stockholder Proposals for the 2021 Annual Meeting
COMPENSATION	47	of Stockholders	71
		Other Available Information	72

PROXY STATEMENT SUMMARY
Presented below is certain summary information that is detailed elsewhere in this 2020 Proxy Statement (this “Proxy Statement”) and is intended to assist you in evaluating the matters to be voted on at the Annual Meeting. This summary does not contain all of the information you should consider, and we encourage you to read this Proxy Statement in its entirety prior to voting. For more information regarding the 2019 financial and operational performance of SM Energy Company (sometimes referred to herein as “we,” “us,” “our,” or “the Company”), please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Annual Meeting Information

DATE & TIME	PLACE	RECORD DATE	VOTING
Wednesday, May 27, 2020 3:30 p.m. Mountain Time	Via the Internet Stockholders must register at http://www.viewproxy.com/sm- energy/2020 by 11:59 p.m. (EDT) on May 21, 2020	April 6, 2020	Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting
Proposals and Voting Recommendations

		Voting Recommendation	Page
Proposal 1:	Election of the nine directors named in this Proxy Statement, each to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal.	FOR each nominee	11
Proposal 2:	Advisory vote to approve executive compensation of our named executive officers.	FOR	47
Proposal 3:	Ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2020.	FOR	55
Proposal 4:	Approval of an amendment to our Restated Certificate of Incorporation to authorize the Reverse Stock Split and a proportionate reduction in the number of authorized shares of our common stock.	FOR	56
How to Vote Your Shares

ONLINE	CALL	MAIL
Vote online prior to or during the Annual Meeting per the instructions on your proxy card or voting instruction card.	Vote by phone by calling the applicable phone number on your proxy card or voting instruction card.	If you have received a printed version of these proxy materials, vote by signing, dating, and returning your proxy card by mail.
We strongly encourage you to vote. For more information about voting your shares, see “Voting, Attendance, and Other Matters” contained in this Proxy Statement.
Business Strategy Execution
During 2019, we completed our strategic transformation, which commenced in 2016 through a series of strategic asset acquisitions and divestitures. For the fourth quarter of 2019, we achieved an important milestone by generating a positive difference between our net cash provided by operating activities and our net cash used in investing activities. Our financial, operational, and environmental, health, and safety (“EHS”) execution in 2019 was outstanding. We achieved our objectives in important industry metrics, including a 25% increase in production volumes from our Midland Basin assets, key top-quartile benchmarks for EHS performance, and proving up additional investment opportunities on our existing acreage positions.
2019 Operational and Financial Highlights

MIDLAND BASIN PRODUCTION á 25% over 2018	NET CASH PROVIDED BY OPERATING ACTIVITIES EXCEEDED NET CASH USED IN INVESTING ACTIVITIES (Fourth Quarter 2019)	NET RESERVE ADDITIONS á 101.5 MMBOE before revisions
Corporate Governance Best Practices
Our active, independent and diverse Board of Directors is focused on adherence to our core values and the integration of our strategic objectives with our corporate responsibilities. We continue to separate the roles of our Chairman of the Board and our Chief Executive Officer, and our non-classified Board remains focused on oversight of environmental, social and governance (“ESG”) matters, risk management, and cybersecurity. Our non-management directors are independent and appropriately tenured to provide an effective balance of fresh perspectives and experience.

DIRECTOR INDEPENDENCE	DIRECTOR TENURE	DIRECTOR DIVERSITY
Eight of nine director nominees are independent.	Our director nominees provide an effective balance of fresh perspectives and experience.	Our Board is committed to achieving a diverse and broadly inclusive membership, with four of nine director nominees being gender or ethnically diverse.

* As of December 31, 2019; for purposes of this chart, a full year of credit is given for the year in which the respective directors are appointed.
Our executive compensation program is designed to align executive pay with Company performance and incentivize the creation of positive stockholder returns throughout industry cycles. We seek to provide competitive total compensation opportunities in order to retain talented leaders, link realized compensation to short-term and long-term performance, and design financially efficient programs that discourage excessive risk taking. The primary elements of our executive compensation program include a fixed base salary targeted at the median of our comparative peer group, an annual cash incentive opportunity linked to achievement of annual individual performance goals and corporate performance metrics, and a long-term equity-based compensation opportunity allocated between restricted stock units (“RSUs”) vesting ratably over a three-year period and performance share units (“PSUs”) tied to Company performance against our peer group over a three-year period.

Despite excellent execution of our business plan in 2019, as a result of the challenging commodity price environment and in an effort to align executive compensation with our stockholder experience, the Compensation Committee of the Board (the “Compensation Committee”) exercised negative discretion with respect to 2019 executive and director compensation as follows:
•reduced the value of our Named Executive Officers’ 2019 Long-Term Incentive Plan (“LTIP”) awards to 70% of target value;
•reduced our CEO’s annual cash incentive award for 2019 by 13%; and
•reduced equity-based retainer fees to our non-employee directors from $180,000 value to $126,000, a reduction of 30%.
Stockholder Engagement
Our Board remains committed to maintaining an open dialogue with our stockholders and other stakeholders concerning our business strategy, governance practices, executive compensation program, commitment to sustainability and other matters of importance. As part of this commitment, our Board and management team initiated an expanded stockholder engagement effort in 2018 to solicit input, answer questions and ensure that our Board has the information required to understand and address matters of importance to our stockholders. In early 2019, our Board and management team continued this outreach commitment, contacting stockholders owning a majority of our outstanding shares, many of which expressed their satisfaction with our strategy, governance and executive compensation practices. For more information about our efforts to engage with and receive feedback from our stockholders, please see “Stockholder Engagement and Feedback” contained in this Proxy Statement.
Commitment to Our Core Values and ESG Initiatives: Our Culture

Our purpose is to make people’s lives better by responsibly producing energy supplies, contributing to the energy security and prosperity of our nation, and having a positive impact in the communities where we live and work. Our long-term vision for the Company is to sustainably grow value for all of our stockholders. We believe that in order to accomplish this vision, we must be a premier operator of top tier assets. We are committed to honoring our core values, including conducting our business with ethics and integrity and in compliance with applicable laws and regulations.
Our Corporate Responsibility Report, which is available on our website at www.sm-energy.com, describes our philosophy and approach to operating our business in a manner responsive to all of our stakeholders, while creating stockholder value and responsibly operating our assets to protect the environment and the health and safety of our employees, contractors and neighbors, all consistent with our core values. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

CORPORATE GOVERNANCE

Overview
Our Board believes that sound corporate governance principles foster the ethical behavior and integrity due to all of our stakeholders. The framework for our corporate governance principles is established by the charters for the committees of our Board, our Corporate Governance Guidelines, our Financial Code of Ethics (the “Financial Code”) and our Code of Business Conduct and Conflict of Interest Policy (the “Code of Conduct”), each of which have been adopted and are regularly reviewed by our Board. A complete copy of these documents is available on our website or in print, free of charge, to any stockholder who requests it by contacting our Corporate Secretary. Our Board regularly reviews corporate governance developments and modifies our committee charters, governance policies and related documents, as appropriate.
The Financial Code establishes ethical standards and principles relating to certain financial compliance and disclosure matters and applies to our principal executive officer, principal financial officer, principal accounting officer and controller, as well as persons performing similar functions and other officers and employees identified by our Chief Financial Officer. The Financial Code requires that any exception or waiver thereto be made only by the Audit Committee of our Board (the “Audit Committee”) as required by law, SEC rules and regulations, and New York Stock Exchange (“NYSE”) rules, and that it be disclosed on our website at www.sm-energy.com within two business days after such exception or waiver. To date, the Audit Committee has not granted any exception or waiver of the Financial Code.
Board and Committee Independence
With the exception of our Chief Executive Officer, our Board is comprised entirely of independent directors, each of whom has been determined by the Board to not have any material relationship with us other than as a director and stockholder. In reviewing and making its determination as to the independence of its members, our Board considered past employment, remuneration, and any other relationship with us, as well as the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE’s Listed Company Manual. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “NCG Committee”) of our Board are each comprised solely of independent directors under the applicable requirements of the NYSE and SEC.
Board Leadership Structure
Our Corporate Governance Guidelines require our Board to annually determine whether to keep the roles of Chief Executive Officer (sometimes referred to herein as “CEO”) and Chairman of the Board separate, or whether to permit one person to serve in both capacities. Our NCG Committee annually evaluates our leadership structure and makes a recommendation to our Board. While recognizing that different board leadership structures may be appropriate at different times and under different circumstances, based on the recommendation of the NCG Committee, our Board has, since 2007, determined that it is in the best interests of our stockholders to separate the roles of CEO and Chairman of the Board.
Under this structure, the Chairman of the Board is responsible for providing leadership to the Board, facilitating communications among the directors, setting the Board meeting agenda in consultation with our Chief Executive Officer, presiding at meetings and executive sessions of our Board meetings, and serving as a liaison between our management and directors, while allowing our CEO to focus on leading the Company.
Our Board is not classified, and all directors are elected annually by our stockholders. A number of our independent directors have served in senior management roles with other companies in the oil and gas industry or are currently serving or have served as directors of other public companies. The specific experiences, qualifications, attributes, and skills of each independent director, which enable him or her to effectively serve on his or her respective Board committees, are described in each director’s biographical information. We believe that the independent and experienced directors that make up our Board, the specific experiences and skills that they provide, and the overall leadership of the Board by the Chairman, are beneficial to our stockholders and other stakeholders.

Stockholder Engagement and Feedback
Our Board is committed to maintaining an open dialogue with our stockholders to receive ongoing feedback on our business strategy, governance practices, executive compensation program, corporate responsibility commitment and other matters of importance to our stakeholders. Representatives of our Board and management regularly engage with stockholders through conference attendance, telephone calls and one-on-one meetings. As we have executed our strategic transformation over the past several years, our Board has been actively engaged in ensuring that our governance, compensation and ESG practices remain aligned with our changing business and that our practices meet or exceed the expectations of our Board and stakeholders. Investor feedback through conversations and proxy voting has been an important reference point for discussion and decision-making on those topics.
In 2018, our Board and management team initiated an extensive stockholder engagement effort focused on executive compensation and other governance issues to solicit input, answer questions and ensure that our Board has the information required to more fully understand and address stockholder concerns. As part of this engagement effort, we communicated with stockholders owning approximately 75% of our outstanding shares. Based on the constructive discussions and valuable feedback that we received from our 2018 stockholder outreach campaign and, notwithstanding the overwhelming support we received in our latest advisory vote on executive compensation, we continued our engagement efforts in 2019. In 2019, we contacted stockholders owning a majority of our outstanding shares seeking to engage and discuss matters of importance to them. A significant number of our stockholders declined our invitation to meet, indicating to us that they were satisfied with our current compensation and other governance practices and that a meeting was not necessary. The feedback that we received from discussions with our stockholders, which were led by the Chairman of our Board, Mr. Sullivan, and from discussions held throughout the year with a broader group of investors by our management, indicated that our stockholders desired enhanced ESG reporting. As a result, we are expanding our ESG disclosures and access to relevant information on our website at www.sm-energy.com. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
All feedback from our engagement with our stockholders is shared with and discussed by our full Board. In addition to the ESG initiatives discussed above, we have made a variety of other changes that are important to our stockholders, including modifications to our executive compensation program and increasing disclosure relating to our Board’s risk oversight processes. We would like to take this opportunity to thank our stockholders for sharing their valuable feedback and recognizing our successful efforts to implement this feedback into our business strategy, governance practices, executive compensation programs, and sustainability focus.
Corporate Responsibility and Sustainability
At SM Energy, we accept that our stakeholders trust us to conduct business in a way that is consistent with our reputation of operating in a responsible and ethical manner that will serve to protect our employees, contractors and neighbors, and the lands on which we operate, while supporting the communities in which we live and work. We recognize that operating in this industry is a privilege and we take that seriously. We manage our business in a way that minimizes risk to our communities and promotes social, environmental, human and economic benefits, while continuously striving to be a good steward of natural resources. For more information on our corporate responsibility and ESG efforts, please see our Corporate Responsibility Report on our website at www.sm-energy.com under the “Corporate Responsibility” link. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

Board and Committee Meetings
Our Board met nine times during 2019. Our non-management directors routinely meet in executive session immediately after regularly scheduled meetings of the Board or as otherwise deemed necessary, and met five times during 2019. No director attended less than 75% of meetings of the Board and the Committees upon which such director serves, and the majority of our directors participated in 100% of our Board meetings and 100% of the meetings of the committees on which he or she serves. It is our policy that each director is expected to attend each annual meeting of stockholders, and each director then serving on our Board did attend the 2019 Annual Meeting of Stockholders. The following table identifies the members of each committee as of March 1, 2019, as well as the number of meetings held in 2019 and our directors’ other public company board service:

	Committee Members				Other Boards(2)
Name of Director(1)	A	C	E	G
Carla J. Bailo	■				0
Larry W. Bickle	■	■			0
Stephen R. Brand		◆		■	0
Loren M. Leiker	■		■	■	1
Javan D. Ottoson			■		0
Ramiro G. Peru	■	■			1
Julio M. Quintana		■		◆	2
Rose M. Robeson	◆		■	■	2
William D. Sullivan(3)			◆		2
Meetings Held in 2019	6	9	0	3
A Audit Committee	E Executive Committee				◆ Chair
C Compensation Committee	G Nominating and Corporate Governance Committee				■ Member
____________________________
(1) All independent, except Mr. Ottoson, our CEO.
(2) Number of other public company boards on which such director serves.
(3) If reelected, Mr. Sullivan is expected to continue to serve as Chairman of our Board of Directors immediately following the 2020 Annual Meeting.

Committee Functions

AUDIT COMMITTEE
Members:	Roles and Responsibilities:
Rose M. Robeson (chair)
Carla J. Bailo
Larry W. Bickle
Loren M. Leiker
Ramiro G. Peru

Meetings Held in 2019: 6

The Board has determined that each member of the Audit Committee is independent under the standards of independence established by SEC rules and regulations and the NYSE listing standards.

The Board has determined that all members of the Audit Committee are financially literate, and that Ms. Bailo, Mr. Bickle, Mr. Peru and Ms. Robeson are “audit committee financial experts” as defined by the SEC.

The Audit Committee assists our Board in fulfilling its responsibilities for oversight of our financial reporting and internal control processes.

Furthermore, the Audit Committee fulfills the following roles and responsibilities:
•sole responsibility for the engagement and discharge of our independent registered public accounting firm;
•reviews our quarterly and annual financial results;
•reviews the audit plan and the results of the audit with our independent auditors
•reviews the independence of our auditors and approves the audit fees to be paid;
•assesses the scope and adequacy of our system of internal accounting controls; and
•reviews our financial risk management policies.

The Audit Committee also has oversight responsibility for our internal audit function, Financial Risk Management Committee, cybersecurity risk and business continuity functions, and any related party transactions.

Pursuant to the Audit Committee charter, members are prohibited from serving on more than three audit committees of public companies (one of which is ours), and no Audit Committee member currently serves on more than three such committees.

For more information see the “Report of the Audit Committee” contained in this Proxy Statement.

COMPENSATION COMMITTEE
Members:	Roles and Responsibilities:
Stephen R. Brand (chair)
Larry W. Bickle
Ramiro G. Peru
Julio M. Quintana

Meetings Held in 2019: 9

The Board has determined that each member of the Compensation Committee is independent under the standards of independence established by SEC rules and regulations and the NYSE listing standards.

The Compensation Committee’s primary function is to establish and administer our compensation policies and oversee the administration of our employee benefit plans.

Furthermore, The Compensation Committee also approves and/or recommends to the Board:
•the compensation arrangements for our CEO, other members of senior management and our directors;
•compensation plans in which our officers and directors are eligible to participate; and
•the granting of equity-based compensation or other benefits under compensation plans.

The “Compensation Discussion and Analysis” section of this Proxy Statement describes these responsibilities and the manner in which they are discharged.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members:	Roles and Responsibilities:
Julio M. Quintana (Chair)
Stephen R. Brand
Loren M. Leiker
Rose M. Robeson

Meetings Held in 2019: 3

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Standards of Independence established by SEC rules and regulations and the NYSE listing standards.

The NCG Committee’s primary functions are to:
•recommend individuals to be elected to the Board;
•evaluate and plan for management succession;
•review the structure and composition of all committees of the Board; and
•oversee all of the Company’s corporate governance functions, including the Board and committee self-evaluation process.

Director Nominees: In identifying and recommending potential director nominees to the Board, the NCG Committee considers such factors as character, judgment, diversity, age, expertise, industry experience, length of service, independence, and other board commitments. Our Board and the NCG Committee believes that maintaining a balanced and diverse membership contributes to stronger board dynamics and culture.

Succession Planning: The NCG Committee is also charged with oversight of succession planning for the Company’s CEO and other executive officers. In fulfilling this responsibility, NCG Committee is committed to ensuring that an effective process is in place to provide continuity of executive leadership into the future. At least annually, the NCG Committee reviews CEO and senior leadership succession and development and discusses with our CEO emergency and expected succession planning for senior leadership positions. Our CEO and each senior executive annually provides recommendations of potential successors to the NCG Committee.

Board and Committee Evaluations: As has been the case for many years, under the direction of the NCG Committee, our Board and each of its committees (other than the Executive Committee) separately evaluated its performance during 2019 using a written questionnaire, which is subject to annual review for changes in best practices and relevance. The Executive Committee did not complete an evaluation due to its unique, limited purpose and infrequent meeting schedule. The NCG Committee then reviewed and discussed the evaluations with the Board.

For additional information on the functions performed by the NCG Committee, see “Director Nominations and Qualifications” below.

Executive Committee
The Executive Committee has the authority to act on behalf of our Board with respect to matters as to which it has been authorized to act by the Board, provided that such matters are not in conflict with our Restated Certificate of Incorporation, our Amended and Restated By-Laws (our “By-Laws”), applicable laws, regulations, or rules or the listing standards of the NYSE. The Executive Committee did not meet in 2019.

There are no arrangements or understandings between any director and any other person pursuant to which a director was or is to be elected.
Risk Oversight
While our Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. Additionally, the Board has delegated oversight of certain risks to its committees with relevant subject matter expertise, as described below. We believe this division of responsibilities is the most effective approach for evaluating and addressing the risks we face, and that our current Board leadership structure, with Mr. Sullivan serving as the Chairman of our Board and Mr. Ottoson serving as our CEO, supports this approach by facilitating communication between management and our Board regarding risk management processes. We also believe that this design places our Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance.
We have an Enterprise Risk Management Committee (the “ERM Committee”) comprised of our CEO, Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, Executive Vice President and Chief Operating Officer, and such other employees appointed from time to time by our CEO. This committee meets regularly to update our enterprise risk management process and plan (the “ERM Plan”), utilizing the Committee of Sponsoring Organizations of the Treadway Commission’s Enterprise Risk Management framework, and incorporating information gathered during our business strategy sessions. The ERM Committee keeps minutes of its meetings and regularly reports its activities to our Board. We document risk prevention or mitigation steps for the material risks identified based upon projected likelihood and impact of any occurrence of the particular risk. The ERM Plan is reviewed with our Board annually.
We also have a Financial Risk Management Committee (the “FRM Committee”) comprised of our CEO, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Operating Officer, Vice President—Marketing, and such other employees appointed from time to time by our CEO. The FRM Committee meets quarterly and more frequently, as necessary, to discuss our interest rate and commodity hedging activities and, as appropriate, to approve additional hedges or other changes to our hedging program. The FRM Committee keeps minutes of its meetings and regularly reports its activities to the Audit Committee.
The Audit Committee provides significant assistance to our Board in the oversight of our financial risk management processes. The Audit Committee reviews and discusses with management our risk assessment and risk management guidelines and policies with respect to our significant financial risk exposures, and the steps management has taken to monitor, control, mitigate, and report those exposures. These reviews and discussions include review and/or approval of our commodity price hedging policy, interest rate risk management, and our insurance programs, as appropriate. In addition, our internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of our risk management processes and activities. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements. The Audit Committee also oversees and contributes to our Board’s understanding of information technology and cybersecurity risks, among others that may be relevant at any given time.
The Compensation Committee and its compensation consultants annually review our compensation programs to ensure that they do not encourage excessive risk-taking. The Audit Committee and Compensation Committee report regularly to the full Board on their respective risk management oversight activities.
Director Nominations and Qualifications
Our Corporate Governance Guidelines and the charter of the NCG Committee provide that the NCG Committee is responsible for identifying and recommending director nominees to our Board. The NCG Committee selects nominees based on a variety of factors, including the nominee’s character, judgment, diversity, age, expertise, industry experience, length of service, independence, and other board commitments. As set forth in the director qualification standards included in our Corporate Governance Guidelines and reflected in the discussion below, it is the objective of our Board to collectively possess broad and relevant experience in high-level business policymaking and a commitment to represent the long-term interests of our stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity. In addition, our Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the NCG Committee, be prepared to offer his or her resignation from our Board. Upon tender of a resignation, the NCG Committee and our Board may review the continued appropriateness of Board membership under the circumstances. In accordance with our Corporate Governance Guidelines, each director has signed and delivered to our Board a resignation letter that is contingent upon (a) his or her failure to receive, in accordance with our By-Laws, the affirmative vote of the holders of a majority of the shares of capital stock present in person or by proxy in an election of directors at the 2020 Annual Meeting of Stockholders; and (b) acceptance of his or her resignation by our Board in accordance with the policies and procedures adopted by our Board for such purpose.
Under the framework of our Corporate Governance Guidelines, the NCG Committee evaluates each potential nominee individually and in the context of our Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to our long-term success and represent the interests of all of our stockholders. In determining whether to recommend a director for reelection, the NCG Committee also considers the director’s past attendance at meetings and participation in and contributions to Board and committee activities. When seeking new director candidates, the NCG Committee routinely engages consultants and considers suggestions from incumbent directors, management, and our stockholders. The NCG Committee screens all potential candidates in the same manner regardless of the source of the recommendation.
The NCG Committee believes that our Board should reflect diversity in its broadest sense and the charter of the NCG Committee provides that, in addition to the other factors discussed above, the NCG Committee shall consider diversity in identifying individuals qualified to become Board members. In considering diversity, the NCG Committee considers our Board as a whole, without reference to specific representative directors, with the overall objective of having a group of directors that includes diverse viewpoints, that can work in a collaborative and effective manner, and that can best contribute to our long-term success. The NCG Committee believes that current Board members and director nominees reflect our commitment to diversity. Following the 2020 Annual Meeting, assuming all nine of the current nominees are elected to our Board, we will have two Hispanic directors, one who has served since 2006 and one who has served since 2014, and two female directors, one who has served since 2014 and one who has served since 2018.
In addition to the considerations discussed above, our Board understands that director tenure and refreshment are important to our stockholders and other stakeholders and should be regularly evaluated in establishing an effective and well-functioning Board. In furtherance of this objective, our Board approved revisions to the Company’s Corporate Governance Guidelines in 2018 that require the NCG Committee to discuss annually with any director that has reached the age of 72 his or her interest in continuing to serve as a director, and his or her contributions to our Board. With respect to each director that has reached the age of 72, following such discussion, the NCG Committee shall make a recommendation to our Board as to whether it is appropriate for such director to stand for reelection. Our Board shall determine annually, by a majority-plus-one vote, whether to nominate such person for reelection. In February 2020, the NCG Committee discussed with Mr. Bickle his contributions to the Board and his interest in continuing to serve if reelected. Following such discussion, and upon further discussion by the NCG Committee without Mr. Bickle present, the NCG Committee recommended that the Board nominate Mr. Bickle for election as a director at the Annual Meeting and the Board then determined to do so (with Mr. Bickle abstaining). Further, the recent revisions to the Corporate Governance Guidelines provide that each independent director must retire in conjunction with the annual meeting of stockholders following his or her 75th birthday, unless our Board unanimously waives this requirement based on a determination that it is in the best interests of our stockholders for such person to be nominated for reelection.
In light of increased demands on public company directors and the desire for new and diverse independent director candidates in order to regularly refresh the Board as a whole, the NCG Committee understands the importance of a comprehensive director onboarding process. Under the direction of our Corporate Secretary, with the oversight of, and in consultation with, the Chair of the NCG Committee, new directors receive wide-ranging exposure to the various aspects of our business and Company, as well as detailed overview of the Company’s policies and governance practices. New director onboarding is tailored to the specific qualifications and experience of the applicable director in order to allow him or her to meaningfully contribute to the work of our Board from the beginning of the director’s term.
The NCG Committee will consider stockholder recommendations for candidates for our Board. All stockholder recommendations must comply with the notice requirements contained in Section 4 of our By-Laws. We will furnish copies of our By-Laws without charge to any person who requests them. Requests for copies should be directed to our Corporate Secretary. For additional information about stockholder nominations, including nominations for the 2021 Annual Meeting of Stockholders, see “Stockholder Proposals for the 2021 Annual Meeting of Stockholders.” No stockholder director nominations were received in connection with the 2020 Annual Meeting.
Communications with Our Board
Our Board welcomes questions or comments about our Company. Stockholders and other stakeholders may contact our Board as a whole, only the non-management directors, or any one or more specified individual directors, by sending a letter to the intended recipients’ attention in care of SM Energy Company, Attn: Corporate Secretary, 1775 Sherman Street, Suite 1200, Denver, CO 80203. All stockholder communications will be provided to the named addressee or, if none named, to the Chair of the NCG Committee, who will facilitate the review of such communications. For additional information, see “Stockholder Engagement and Feedback” below.

PROPOSAL 1—ELECTION OF DIRECTORS
Our Board of Directors is unclassified and director nominees that are elected shall serve one-year terms until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal. Based on the recommendations of the NCG Committee, our Board has nominated the following individuals for election as directors at the Annual Meeting:

Carla J. Bailo	Loren M. Leiker	Julio M. Quintana
Larry W. Bickle	Javan D. Ottoson	Rose M. Robeson
Stephen R. Brand	Ramiro G. Peru	William D. Sullivan
Each nominee is currently a director and all nominees were previously elected to our Board by our stockholders. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. Although our Board does not contemplate that any of the nominees will be unable to serve, if a nominee becomes unable to serve prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by our Board.

☑	Our Board recommends voting “FOR” the election of each nominee listed above.

Director Nominee Core Competencies and Composition Highlights

DIRECTOR INDEPENDENCE	DIRECTOR TENURE	DIRECTOR DIVERSITY
Eight of nine director nominees are independent.	Our director nominees provide an effective balance of fresh perspectives and experience.	Our Board is committed to achieving a diverse and broadly inclusive membership, with four of nine director nominees being gender or ethnically diverse.

* As of December 31, 2019; for purposes of this chart, a full year of credit is given for the year in which the respective directors are appointed.

As discussed above, the NCG Committee utilizes the framework of our Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership, and an understanding of the oil and natural gas exploration and production business. The overall objective is to identify a group of directors that can best contribute to our long-term success. All nominees discussed below are seasoned leaders who bring to our Board a vast array of oil and gas industry, public and private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in our Corporate Governance Guidelines. In addition, the nominees, whose experiences cover various aspects of the energy industry, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our Company, and have a demonstrated ability to work collaboratively with open and candid discussion.
Set forth below for each director as of the filing date of this Proxy Statement is a summary of such director’s specific experiences, qualifications, attributes and skills, as well as biographical information, including his or her principal occupation, business experience, and public company directorships held during the last five years. There are no family relationships between any of our directors and any executive officer.
Among other attributes, as a group, the nominees possess a wide breadth of varied skills and experience in:

•executive leadership	•risk management	•corporate governance
•the oil, gas, and natural gas liquids	•operations management	•ESG and human capital
exploration and production industry	•strategic planning	management matters
•finance, capital management and	•business development	•executive compensation
accounting	•regulatory and governmental affairs	•public policy

These qualities, when coupled with those highlighted below, led the NCG Committee and our Board to conclude that these individuals should continue to serve as our directors at this time in light of our business, structure, long-term strategy, and the overall energy industry environment. In addition to the foregoing, these nominees also have specific experience in certain areas we believe are particularly relevant to us in our industry at this time, as highlighted in the following table:

	Bailo	Bickle	Brand	Leiker	Ottoson	Peru	Quintana	Robeson	Sullivan
Geology & Exploration			●	●	●				●
Enterprise Risk Management & Hedging	●	●			●	●	●	●	●
Data Analytics Cybersecurity & Technology	●		●		●	●	●	●
Strategy & Project Management	●	●	●	●	●	●	●	●	●

Director Nominees

Position, Principal Occupation and Business Experience:
Ms. Bailo currently serves as Chief Executive Officer of the Center for Automotive Research, a position she has held since 2017. In addition to her role at the Center for Automotive Research, Ms. Bailo has been President and Chief Executive Officer of ECOS Consulting LLC since 2014. Ms. Bailo also served as Assistant Vice President of Mobility Research and Business Development of Ohio State University from 2015 to 2017. Prior to her appointment as Assistant Vice President of Mobility Research and Business Development of Ohio State University, Ms. Bailo was the Senior Vice President, R&D Americas, Nissan North America, Inc. from 2011 to 2014. Prior to that appointment, she held a variety of technical and managerial positions with Nissan Motor Company Limited. Ms. Bailo started her career in 1978 at General Motors Company and held the position of Engineer, Vehicle Test, General Motors Truck & Bus until 1988.
Key Attributes, Experience and Skills:
Ms. Bailo brings to our Board a diverse technical and executive leadership background, including a unique perspective on the future of transportation fuels. Ms. Bailo has significant financial and risk management experience, which provides a strong foundation for her role as a member of the Audit Committee. Furthermore, as a result of her executive level experience, Ms. Bailo has extensive human resources management and corporate governance skills, in addition to the skills discussed above.

Carla J. Bailo
Director since 2018
Member, Audit Committee
Age: 59

Position, Principal Occupation and Business Experience:

Mr. Bickle is a retired public company CEO and private equity investor with extensive experience in various energy related businesses. From June 2005 through April 2007, he was Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Prior to that, Mr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Mr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (NYSE: TPC) a gas storage, transportation, and marketing company that he co-founded. He also previously served on the Board of Directors of UNS Energy Company (NYSE: UNS) and the Board of Managers of Quantum Natural Gas Storage, LLC.
Key Attributes, Experience and Skills:

Mr. Bickle brings to our Board over 36 years of experience in various aspects of the oil and gas midstream industry and provides our Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading TPC Corporation. Mr. Bickle also brings specific knowledge of natural gas transportation infrastructure including pipelines, processing, treatment, and storage; experience running a large natural gas marketing and trading operation, and extensive experience with both state and federal regulators related to natural gas production and transportation. He also has significant financial management and accounting oversight experience, which serves as the basis for Mr. Bickle’s designation as an audit committee financial expert and provides a strong foundation for his service on the Audit Committee. In addition to the skills discussed above, Mr. Bickle’s previous service on other public company boards enhances his strong corporate governance background.

As a result of Mr. Bickle’s extensive industry experience and comprehensive knowledge of the Company, and following discussions with Mr. Bickle about his interest in continuing to serve as a director and his contributions to the Company, the NCG Committee recommended to our Board, and our Board has unanimously determined (other than Mr Bickle, who abstained), that it is appropriate and in the best interests of the Company’s stockholders to nominate Mr. Bickle for election by the stockholders at the Annual Meeting.

Larry W. Bickle
Director since 1995
Member, Audit and Compensation Committees
Age: 74

Position, Principal Occupation and Business Experience:

Mr. Brand was a director of GeoScale, a privately held firm that provides advanced technology solutions and services to the E&P sector for solving subsurface problems in complex geologic formations from 2014 until 2017. He was also on the Advisory Board of OmniEarth, which provides advanced analytics of earth imaging and offers a unique solution as a service platform to assess and manage data that can be used in a predictive role from 2014 until 2018. Mr. Brand was also Senior Executive Advisor of Welltec A/S, a privately held Danish corporation that develops and provides well technology and related services for the oil and gas industry. At the end of 2010, Mr. Brand retired as Senior Vice President, Technology (R&D) of ConocoPhillips (NYSE: COP), a multinational/integrated energy company. Prior to his appointment as Senior Vice President, Technology (R&D) of ConocoPhillips in October 2007, Mr. Brand served as Vice President, Exploration and Business Development at ConocoPhillips, beginning in 2005. Mr. Brand started his career in 1976 as a geologist with Phillips Petroleum Company and thereafter served in various roles of increasing responsibility with Phillips Petroleum and its successor, ConocoPhillips, including serving as President, Canada and President, Australasia.

Key Attributes, Experience and Skills:

Mr. Brand has over 42 years of experience in the energy industry, including extensive experience in the development of exploration and development programs, project management, and in strategic planning and research programs for upstream, downstream, and “new” stream technologies. In addition to the skills discussed above, he also has valuable human resources management skills and experiences, which provide a strong foundation for his role as Chair of the Compensation Committee and are significant in the oversight of our compensation management functions.

Stephen R. Brand
Director since 2011
Member, Compensation (Chair) and Nominating and Corporate Governance Committees
Age: 70

Position, Principal Occupation and Business Experience:
Mr. Leiker was an executive with EOG Resources, Inc., until his retirement in September 2011. EOG is one of the largest independent oil and natural gas companies in the United States. Mr. Leiker served EOG as Senior Executive Vice President of Exploration from February 2007 to September 2011. Prior to that appointment, he held a variety of executive officer positions with EOG and its predecessor, Enron Oil and Gas Company. Mr. Leiker started his career in 1977 at Tenneco, Inc., where he held a variety of domestic and international technical and managerial roles until the sale of the company in 1989. Mr. Leiker has been a director of Vermilion Energy Inc. (VET: Toronto) since December 2012, a director of Navitas Midstream Partners since May 2014, and served as a director of Midstates Petroleum Company, Inc. (NYSE: MPO) from December 2011 until his resignation in March 2015.
Key Attributes, Experience and Skills:
Mr. Leiker brings to our Board over 42 years of experience in various aspects of the oil and gas exploration and production industry, including extensive experience in exploration activities similar to ours, and a deep understanding of upstream operations and asset management technologies, which provide a strong foundation for his service on the Audit Committee and are important in the oversight of our financial reporting and financial and operational risk management functions. In addition to the skills discussed above, Mr. Leiker’s service on other public company boards enhances his strong corporate governance background.

Loren M. Leiker
Director since 2012
Member, Audit, Nominating and Corporate Governance and Executive Committees
Age: 66

Position, Principal Occupation and Business Experience:

Mr. Ottoson joined the Company in December 2006 as Executive Vice President and Chief Operating Officer. Mr. Ottoson was appointed President of the company in October 2012 and Chief Executive Officer of the company in February 2015. Mr. Ottoson has been in the energy industry for over 37 years. From April 2006 until he joined the company in December 2006, Mr. Ottoson was Senior Vice President—Drilling and Engineering at Energy Partners, Ltd., an independent oil and natural gas exploration and production company, where his responsibilities included overseeing all aspects of its drilling and engineering functions. Mr. Ottoson managed Permian Basin assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron, from July 2003 to April 2006. From April 2000 to July 2003, Mr. Ottoson owned and operated a homebuilding company in Colorado and ran his family farm. Prior to 2000, Mr. Ottoson worked for ARCO in management and operational roles, including serving as President of ARCO China, Commercial Director of ARCO United Kingdom, and Vice President of Operations and Development, ARCO Permian.

Key Attributes, Experience and Skills:

Our Board of Directors chose Mr. Ottoson to lead SM Energy as President and Chief Executive Officer and to serve on our Board because he is a proven leader with the strong technical skills and leadership vision necessary to create value for our stockholders. In addition to the skills discussed above, Mr. Ottoson’s vision, experiences and familiarity with our operations are critical to our success as we continue to execute on our strategic transition toward the acquisition and development of top tier assets.

Javan D. Ottoson
Director since 2014
Member, Executive Committee
Age: 61

Position, Principal Occupation and Business Experience:

Mr. Peru served as Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation from 2004 to 2007 (and its Senior Vice President and Chief Financial Officer from 1999-2004). He joined Phelps Dodge in 1979 and held various finance and accounting positions prior to his appointment as Chief Financial Officer. Mr. Peru currently serves on the Board of Directors of Anthem, Inc. (NYSE: ANTM) and of UNS Energy Corporation, a subsidiary of Fortis, Inc.

Key Attributes, Experience and Skills:

Mr. Peru brings to our Board significant financial expertise, much of which he obtained through his over 33 years of experience in the mining industry. Mr. Peru’s service as chairman of the audit committee of another publicly traded company enhances his significant financial management and accounting oversight experience, and his board service with Anthem, Inc. and UNS Energy Corporation provide significant insights into the rapidly changing healthcare system as well as renewable energy and power generation technologies. As a result of his executive level experience, Mr. Peru also has extensive human resources management skills, which are an important foundation for his service on the Compensation Committee. In addition to the skills discussed above, Mr. Peru’s service on other public company boards enhances his strong corporate governance background.

Ramiro G. Peru
Director since 2014
Member, Audit and Compensation Committees
Age: 64

Position, Principal Occupation and Business Experience:
Mr. Quintana currently serves on the Board of Directors of Newmont Mining Company (NYSE: NEM) and of Basic Energy Services (NYSE:BAS). Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation (NASDAQ: TESO), from 2005 until his retirement in January 2015, and served on Tesco’s Board of Directors from September 2004 to May 2015. Prior to his appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer of Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for five years in various executive roles for Schlumberger Corporation. Prior to Schlumberger, Mr. Quintana worked for nearly 20 years for Unocal Corporation, an integrated E&P company, in various operational and managerial roles.
Key Attributes, Experience and Skills:
Mr. Quintana brings to our Board over 39 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, and broad human resources management skills and experience, which provide a strong foundation for his role on the Compensation Committee and are important in the oversight of our financial reporting and financial and operational risk management functions. In addition to the skills discussed above, Mr. Quintana’s service on other public company boards enhances his strong corporate governance background.

Julio M. Quintana
Director since 2006
Member, Nominating and Corporate Governance (Chair) and Compensation Committees
Age: 60

Position, Principal Occupation and Business Experience:
Ms. Robeson currently serves on the Board of Directors of Newpark Resources, Inc. (NYSE:NR) and Antero Midstream Corporation (NYSE: AM). Ms. Robeson served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the General Partner of DCP Midstream Partners, LP, from 2012 until her retirement in 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream LLC from 2002 to 2012. Prior to her appointment as CFO of DCP Midstream, LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson was with Kinder Morgan, Inc. (formerly KN Energy, Inc.) from 1996 to 2000 and held the position of Vice President & Treasurer. Ms. Robeson served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP (NYSE: AMID) from June 1, 2014, until her resignation on June 14, 2016, and served as a director of Tesco Corporation (NASDAQ: TESO) from October 29, 2015, until December 15, 2017, when Nabors Industries Ltd. completed its acquisition of Tesco.
Key Attributes, Experience and Skills:
Ms. Robeson brings to our Board over 33 years of broad experience in various aspects of the oil and gas industry, including exploration and production, midstream, refining, and marketing. She has executive leadership experience as well as significant financial management, risk management and accounting oversight experience, which provides a strong foundation for her role as Chair of the Audit Committee and is important in the oversight of our financial reporting and financial risk management functions. In addition to the skills discussed above, Ms. Robeson’s service on other public company boards enhances her strong corporate governance background.

Rose M. Robeson
Director since 2014
Member, Audit (Chair), Nominating and Corporate Governance and Executive Committees
Age: 59

Position, Principal Occupation and Business Experience:
Mr. Sullivan is a retired oil and gas executive who was with Anadarko Petroleum Corporation, a large independent oil and natural gas exploration and production company, for over 20 years. Mr. Sullivan retired from Anadarko in August 2003. Mr. Sullivan has been a director since August 2007, and Non-executive Chairman of the Board since May 2015, of Tetra Technologies, Inc. (NYSE: TTI), an oil and gas services company. Since June 2011, Mr. Sullivan has been a director and member of the audit committee of CSI Compressco Partners GP, Inc., which is the general partner of CSI Compressco, L.P. (NASDAQ: CCLP), a publicly traded limited partnership providing wellhead compression-based production enhancement services. CSI Compressco GP, Inc. is a minority-owned subsidiary of Tetra Technologies, Inc. From March 2006 to September 2018, Mr. Sullivan served as a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP (NASDAQ: LGCY), a limited partnership focused on the acquisition and development of producing oil and natural gas properties. From February 2007 until May 2015, Mr. Sullivan was a director of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP (NYSE: NGLS), a midstream natural gas limited partnership engaged in the business of gathering, compressing, treating, processing, and selling natural gas, and fractionating and selling natural gas liquids (“NGLs”) and NGL products. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as Vice President, Operations—International, Gulf of Mexico, and Alaska in 2001, Vice President—International Operations from 1998 to 2000, Vice President—Algeria from 1995 to 1998, and Vice President—U.S. Onshore Operations from 1993 to 1995.
Key Attributes, Experience and Skills:
Mr. Sullivan brings to our Board over 40 years of strong and broad experience in the oil and gas industry, with particular expertise in the exploration and production sector of the industry. His experience as an exploration and production senior executive enables him to contribute significant independent insights on our business and operations, and the economic environment and long-term strategic issues that we face. In addition to the skills discussed above, his human resources management skills and experience are important in the oversight of our compensation management functions, and his service on other public company boards of directors provides a strong corporate governance background. These skills and experiences provide a strong foundation for Mr. Sullivan’s role as Chairman of our Board.

William D. Sullivan
Director since 2004
Chairman of the Board of Directors Member, Executive Committee
Age: 63

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages (as of April 1, 2020) and positions of SM Energy’s executive officers:

Name	Age	Position
Javan D. Ottoson	61	President, Chief Executive Officer and Director
A. Wade Pursell	55	Executive Vice President and Chief Financial Officer
Herbert S. Vogel	59	Executive Vice President and Chief Operating Officer
David W. Copeland	63	Executive Vice President, General Counsel and Corporate Secretary
Lehman E. Newton, III	64	Senior Vice President—Operations
Kenneth J. Knott	55	Senior Vice President—Business Development and Land
Mary Ellen Lutey	48	Senior Vice President—Development and Environmental, Health and Safety
David J. Whitcomb	57	Vice President—Marketing
Patrick A. Lytle	39	Controller and Principal Accounting Officer
Javan D. Ottoson. Mr. Ottoson joined the Company in December 2006 as Executive Vice President and Chief Operating Officer. Mr. Ottoson was appointed as Chief Executive Officer of the Company in February 2015 and President of the Company in October 2012. Mr. Ottoson has been in the energy industry for over 37 years. From April 2006 until he joined the Company in December 2006, Mr. Ottoson was Senior Vice President—Drilling and Engineering at Energy Partners, Ltd., an independent oil and natural gas exploration and production company, where his responsibilities included overseeing all aspects of its drilling and engineering functions. Mr. Ottoson managed Permian Basin assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron, from July 2003 to April 2006. From April 2000 to July 2003, Mr. Ottoson owned and operated a homebuilding company in Colorado and ran his family farm. Prior to 2000, Mr. Ottoson worked for ARCO in management and operational roles, including serving as President of ARCO China, Commercial Director of ARCO United Kingdom, and Vice President of Operations and Development, ARCO Permian.
A. Wade Pursell. Mr. Pursell joined the Company in September 2008 as Executive Vice President and Chief Financial Officer. Mr. Pursell was Executive Vice President and Chief Financial Officer for Helix Energy Solutions Group, Inc., a global provider of life-of-field services and development solutions to offshore energy producers and an oil and gas producer, from February 2007 to September 2008. From October 2000 to February 2007, he was Senior Vice President and Chief Financial Officer of Helix. He joined Helix in May 1997, as Vice President—Finance and Chief Accounting Officer. From 1988 through May 1997, Mr. Pursell was with Arthur Andersen LLP, serving lastly as an Experienced Manager specializing in the offshore services industry. Mr. Pursell has over 32 years of experience in the energy industry.
Herbert S. Vogel. Mr. Vogel was appointed Executive Vice President and Chief Operating Officer of the Company in June 2019, having previously served as Executive Vice President—Operations of the Company since August 2014. Mr. Vogel joined the Company in March 2012 as Senior Vice President—Portfolio Development and Technical Services, and has over 35 years of experience in the oil and gas business. He joined the Company after his retirement from BP, where he most recently served as the President of BP Energy Co. and Regional Business Unit Leader of North American Gas & Power. His previous roles included COO-NGL, Power & Financial Products in Houston, Managing Director Gas Europe & Africa in London, and Sr. VP of the Tangguh LNG Project in Indonesia. Mr. Vogel started his career as a reservoir engineer with ARCO Alaska, Inc., and progressed through a series of positions of increasing responsibility in engineering, operations management, new ventures development, and business unit management at ARCO and BP.
David W. Copeland. Mr. Copeland joined the Company in January 2011 as Senior Vice President and General Counsel. He was appointed as the Company’s Corporate Secretary in July 2011 and Executive Vice President in May 2013. Mr. Copeland has 38 years of experience in the legal profession, including 29 years as internal counsel for various energy companies. Prior to joining the Company, he co-founded Concho

Resources Inc., in Midland, Texas, where he served as an executive officer and general counsel, and later as its Senior Counsel through December 2010. From August 1997 through March 2004, Mr. Copeland served as an executive officer and general counsel of two energy companies he co-founded in Midland, Texas. Mr. Copeland started his career in 1982 with the Stubbeman, McRae, Sealy, Laughlin & Browder law firm in Midland, Texas.
Lehman E. Newton, III. Mr. Newton joined the Company in December 2006 as General Manager for the Midland, Texas office, was appointed Vice President and Regional Manager of the Permian region in June 2007, and was appointed Senior Vice President and Regional Manager in May 2010. In December 2019, Mr. Newton was appointed Senior Vice President—Operations of the Company. Mr. Newton has over 41 years of experience in the energy industry. Prior to joining SM Energy, Mr. Newton’s previous roles included 22 years with ARCO in various engineering, operations and management roles, including as Asset Manager, ARCO’s East Texas operations, Vice President, Business Development, ARCO Permian, and Vice President of Operations and Development, ARCO Permian; Project Manager for one of Chevron’s largest Lower 48 projects; Business Development Manager for Pure Resources; and he was a founding partner in Westwin Energy, an independent Permian Basin exploration and production company.
Kenneth J. Knott. Mr. Knott was appointed Senior Vice President—Business Development and Land in August 2014. Mr. Knott was appointed Vice President—Land and Assistant Secretary in October 2012 and was appointed Vice President of Business Development & Land and Assistant Secretary in August 2008. Mr. Knott joined SM Energy in November 2000 as Senior Landman for the Gulf Coast region in Lafayette, Louisiana, and later assumed the position of Gulf Coast Regional Land Manager when the office was moved to Houston in March 2004.
Mary Ellen Lutey. Ms. Lutey was appointed Senior Vice President—Development and Environmental, Health and Safety in December 2019. Ms. Lutey was appointed Senior Vice President and Regional Manager in May 2015 for the South Texas & Gulf Coast region and, from December 2012 to May 2015, she served as Vice President and Regional Manager for the Company’s Mid-Continent region. She joined SM Energy in June 2008 as North Rockies Asset Manager, where she managed the Company’s activities in the Williston Basin. Ms. Lutey has over 28 years of experience in the energy industry. Prior to joining SM Energy, Ms. Lutey’s previous roles included Senior Reservoir Engineer with Chesapeake Energy Corporation where she was responsible for the resource development of the Fayetteville Shale in Arkansas; Team Lead for Engineering and Geoscience with ConocoPhillips Canada where she was responsible for the technical and business performance of two multi-discipline groups in Western Canada; and Team Lead for Engineering and Geoscience with Burlington Resources Canada where she managed the growth and development of resource plays in Western Canada.
David J. Whitcomb. Mr. Whitcomb was appointed Vice President—Marketing in August 2008. Mr. Whitcomb joined SM Energy in November 1994 as Gas Contract Analyst and was named Assistant Vice President of Gas Marketing in October 1995. In March 2007, his responsibilities were expanded to include oil marketing, at which time his title was changed to Assistant Vice President and Director of Marketing.
Patrick A. Lytle. Mr. Lytle was appointed Controller in November 2018 and Principal Accounting Officer in December 2018. Mr. Lytle has held roles of increasing responsibility since first joining the Company in 2007. Most recently, Mr. Lytle served as Senior Director, Financial Planning & Analysis and Assistant Secretary of the Company. Prior to that, he was the Director of Financial Planning and Financial Reporting. Prior to joining the Company, Mr. Lytle was an Audit Manager with Hiratsuka & Schmitt, LLP. Mr. Lytle is a certified public accountant in the State of Colorado.
No family relationships exist between any executive officer and any director, any other executive officer, or any person nominated to become such, except that Ms. Lutey’s husband is the Company’s Vice President—Information Technology. Further details regarding the compensation paid to Ms. Lutey’s husband are described under “Certain Relationships and Related Transactions.” No executive officer has been involved in any legal proceeding that occurred within the last ten years and that is material to an evaluation of their ability or integrity as an executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

CD&A Focus and Response to Market Disruption
This compensation discussion and analysis (“CD&A”) describes the key objectives, elements and rationale for each component of the executive compensation program for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers employed at the end of the 2019 fiscal year, whom we collectively refer to in this CD&A as our “NEOs” or “Named Executive Officers.” This CD&A also discusses the Compensation Committee’s efforts in designing our executive compensation program and in making compensation decisions to respond to the existing commodity price environment, our stockholders’ concerns and feedback, and the Company’s execution of its strategic transformation process.
While this CD&A highlights our performance and executive compensation decisions for 2019, we recognize that the industry is facing unprecedented disruption as a result of, among other things, COVID-19 and a misaligned commodity price environment, resulting from extreme oversupply and reduced demand. At the time this Proxy Statement is filed, this disruption has created volatility and uncertainty in financial and commodity markets that have negatively impacted our stockholders. In response, our Board is working closely with management to ensure our compensation and incentive plan designs are aligned with long-term stockholder value, and taking proactive steps which include the following actions and considerations:
•temporary reduction to our CEO’s base salary by 20% effective April 15, 2020;
•possible additional temporary reductions to our CEO’s base salary, as well as the base salaries of our other executive officers, if business conditions do not improve;
•reduction of 2020 LTIP target grant values, as compared to 2019 grant values, and/or delay of 2020 LTIP awards, if business conditions do not improve;
•possible temporary reduction to executive officers’ annual cash bonus targets and award (to be paid in 2021); and
•indefinite suspension of scheduled 2020 base salary increases for all employees.

2019 Named Executive Officers
Javan D. Ottoson	President, Chief Executive Officer and Director
A. Wade Pursell	Executive Vice President and Chief Financial Officer
Herbert S. Vogel	Executive Vice President and Chief Operating Officer
David W. Copeland	Executive Vice President, General Counsel and Corporate Secretary
Lehman E. Newton, III	Senior Vice President—Operations
This CD&A is divided into the following sections:

Section 1	—	Aligning Strategy with Stockholder Value Creation—Objectives of Our Executive Compensation Program
Section 2	—	2019 Business Results and Select Executive Compensation Decisions
Section 3	—	Competitive Positioning—Selection and Purpose of Our Comparative Peer Group
Section 4	—	Primary Elements of Compensation and Select Executive Compensation Decisions
Section 5	—	Compensation Determination Process
Section 6	—	Other Compensation Matters

SECTION 1—Aligning Strategy with Stockholder Value Creation—Objectives of Our Executive Compensation Program
Stockholder Engagement and Responsiveness
In 2018, representatives of our Board and management team initiated a broad stockholder engagement effort focused on gathering feedback on our business strategy, governance practices, executive compensation program, focus on ESG matters, and other items of interest to our stockholders. Following our 2018 outreach efforts, we adopted several modifications to our executive compensation design and received the overwhelming support of our stockholders in favor of our say-on-pay proposal. While this vote demonstrates stockholder support for our executive compensation program design and process, representatives of our Board and management team continued our outreach efforts in 2019 by reaching out to stockholders owning a majority of our shares. We welcomed the candid feedback shared by our stockholders, including that our stockholders desired enhanced ESG disclosures. As a result, we intend to expand our ESG disclosure efforts. Over the past two years, we have shared with our stockholders our view that the Compensation Committee has been diligent in its efforts to align executive compensation with our stockholders’ experience in a challenging commodity price environment, while also recognizing the Company’s successful execution of its strategic transformation process and the need to retain and incentivize our management team to continue its positive trajectory. For more information regarding our recent stockholder outreach efforts, as well as our plans to expand our ESG disclosures, see the “Stockholder Engagement and Feedback” section of this Proxy Statement.
Executive Compensation Objectives
Our executive compensation program is designed to incentivize achievement of superior returns for our stockholders by linking pay to a balanced mix of financial, operational, and ESG-based metrics over time. The Compensation Committee continually evaluates and, when appropriate, modifies our program to more properly align executive pay with Company performance and our investors’ experience throughout industry cycles. The objectives of our executive compensation program are to:
•link realized compensation to the achievement of our short-term and long-term financial and strategic objectives, and returns to our investors;
•align performance incentives with the long-term interests of our stockholders;
•provide competitive total compensation opportunities that allow us to attract, retain, compensate, and motivate talented leaders;
•ensure executive compensation is cost-effective and financially efficient;
•maintain high standards of corporate governance consistent with evolving best practices; and
•discourage excessive or imprudent risk taking.
Stockholder-Focused Program Principles
As demonstrated by the recent executive compensation program modifications described in this CD&A, the Compensation Committee strives to design our compensation programs to align executive compensation with our stockholders’ experience, including use of the following practices, several of which we believe set us apart from typical market practice:
•rigorous goal setting, measurement, review and accountability;
•annual incentive plan performance targets typically set at or above prior year actuals;
•alignment of short-term and long-term incentive plan performance metrics with market expectations;
•achievement of above median long-term incentive plan performance to earn target payout;
•achievement of positive total shareholder return (“TSR”) to earn above target long-term incentive plan payout under both performance metrics (relative TSR and cash return on total capital invested); and
•84% of 2019 CEO compensation is variable and performance-based.

Compensation Best Practices and Corporate Governance Highlights
Our leadership and culture encourage long-term stockholder value creation. We evaluate performance using both quantitative and qualitative factors and review not only “what” is achieved, but also “how” it is achieved. Our stockholder engagement efforts serve an important role in conducting this evaluation and ensuring that our executive compensation and governance practices meet or exceed the expectations of our Board and our stockholders. Some best practices of our executive compensation program are set forth in the table below:

WHAT WE DO:
✓
Pay-for-Performance: The significant majority of our executive pay is variable and linked to meeting our short-term and long-term financial and strategic goals and to creating long-term stockholder value.
		✓	Independent Compensation Consultant: The Compensation Committee retains an independent compensation consultant.

✓	Target the Median: We generally target pay opportunities for our executives at the market median.	✓	Clawback Policy: We have adopted a clawback policy applicable to our NEOs.

✓	Equity-Weighted Compensation: A significant portion of executive compensation is in the form of equity, with 75% of our CEO’s 2019 target LTIP equity value delivered in performance-based awards.	✓
Equity Ownership Requirements: We require executive officers and directors to maintain meaningful ownership of our stock to ensure their interests are appropriately aligned with the long-term financial interests of our stockholders.

✓
Compensation Risk Assessment: The Compensation Committee annually reviews an analysis of our incentive compensation plans prepared by its independent compensation consultant to ensure our plans are designed appropriately and do not encourage excessive risk taking, while considering market changes and peer group comparisons.
✓
Caps on Incentive Awards: Performance-based PSUs are capped at target if absolute TSR is negative for the performance period; beginning in 2020, annual cash bonus is subject to a downward multiplier if absolute TSR is negative by 10% or more.

✓	Proper Incentives: Our LTIP design includes a capital efficiency metric that incentivizes and recognizes our ongoing commitment to achieving positive returns on capital invested.	✓	Above Median Performance to Earn Target: LTIP performance metrics require above-median TSR against designated peer group to earn target payout.

WHAT WE DO NOT DO:
✗	No Tax Gross-ups: We do not provide golden parachute excise tax payments or other tax gross-ups.	✗
Prohibited Transactions: We do not permit officers, employees or directors to enter into transactions that “hedge” the value of our securities owned by them, hold our securities in margin accounts, pledge our securities to secure indebtedness, or buy or sell options or derivatives with respect to our securities.

✗	Limited Severance: We typically do not provide severance benefits in the event of termination without cause, unless it is related to a change in control.

✗	Double-Trigger Change of Control Severance: We do not provide “single-trigger” cash severance or equity vesting acceleration upon a change in control.	✗	No Excess Perquisites: Executive perquisites are minimal and comprise a very small portion of the executive compensation package.

✗	No Dividends on Unvested Equity: We do not pay dividends on unvested restricted stock units or performance share units.	✗	No Unlimited Cash Bonuses: Annual cash incentive awards are capped regardless of performance against our short-term metrics.

SECTION 2—2019 Business Results and Select Executive Compensation Decisions
During 2019, we completed our strategic transformation, which commenced in 2016 through a series of strategic asset acquisitions and divestitures. For the fourth quarter of 2019, we achieved an important milestone by generating a positive difference between our net cash provided by operating activities and our net cash used in investing activities. Our operational execution in 2019 was outstanding, achieving our objectives in important industry metrics, including: (a) 25% increase in production volumes from our oil rich Midland Basin assets; (b) key top-quartile benchmarks for EHS performance; and (c) proving up additional investment opportunities on our existing acreage positions.

The graph below illustrates the Company’s stock price performance as compared to the S&P 500 and the average of our peer companies’ stock price performance during the period from the beginning of 2017 through 2019. As reflected in the graph, despite our successful operational performance and execution of our business strategy, we believe the Company’s stock price, while performing similarly to that of our peers, significantly underperformed the S&P 500 due to commodity price volatility and a major shift in investor preferences toward investing in other sectors.

SM and Peer Stock Performance vs. S&P 500
Percentage Change
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
1/3/2017
4/3/2017
7/3/2017
10/3/2017
1/3/2018
4/3/2018
7/3/2018
10/3/2018
1/3/2019
4/3/2019
7/3/2019
10/3/2019
SM
S&P 500
Peer Average

An integral part of our executive compensation program is that the Compensation Committee carefully considers our stockholders’ overall experience and seeks to align expected compensation outcomes with that experience. Accordingly, its 2019 decisions on executive compensation included the following key actions, which demonstrate that our CEO’s compensation is significantly aligned with our stockholders’ experience:

CEO Compensation Award Results
2019 STIP Payout	Ü	NEGATIVE discretion applied	Ü	2nd consecutive year
2019 LTIP Grant	Ü	NEGATIVE discretion applied	Ü	2nd consecutive year
2016-2019 PSU Award	Ü	ZERO payout	Ü	3rd consecutive year
CEO Total Target, Awarded and Realized Pay
The chart set forth below reflects Mr. Ottoson’s total target compensation opportunity compared to the awards granted by the Compensation Committee, as well as the compensation actually realized by Mr. Ottoson. As demonstrated in the chart, in 2018, and again in 2019, the Compensation Committee exercised its discretion to reduce the compensation awarded to Mr. Ottoson under both of our LTIP and Short-Term Incentive Plan (“STIP”)

in order to reflect our stockholders’ experience. Furthermore, the compensation actually realized by Mr. Ottoson reflects the rigorous nature of our LTIP design. For example, over the last three performance periods, during which the grant date fair value of PSUs awarded to Mr. Ottoson totaled approximately $6.3 million, no PSU compensation was realized by Mr. Ottoson.

CEO Pay Comparison
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
LTIP PSUs
LTIP RSUs
STIP
Base Pay
LTIP RSUs
Target
Awarded
Realized
2017
2018
2019

Further, as shown in the chart set forth below, Mr. Ottoson’s average realized pay and the realized value of his PSU awards have declined by a greater extent than the Company’s TSR, evidencing the Compensation Committee’s commitment to pay-for-performance.

SECTION 3—Competitive Positioning—Selection and Purpose of Our Comparative Peer Group
Comparative Peer Group
Selection of a comparative peer group is foundational to the design of a rational executive compensation program. One of the objectives of our executive compensation program is to ensure that total compensation opportunities provided to our executive officers are competitive with the companies against which we compete for business opportunities, investment dollars, and executive talent. Criteria for the selection of peer companies using the General Industry Classification Standard Industry Code include standard measures such as revenue, operating cash flow, enterprise value, and market capitalization, as well as the degree of each company’s offshore and international operations and the relative mix of oil, gas and NGLs indicative of the Company’s production in the aggregate. Secondary criteria, such as peer groups identified by proxy advisory firms and companies that may differ in size and scale but directly compete with the Company for talent, and other matters deemed relevant by the Compensation Committee are also considered. The Compensation Committee’s compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”) identifies peer companies that are within a specific and reasonable range of our Company for at least four of these criteria and that have corporate structures similar to ours. FW Cook presents multiple peer group alternatives, and the Compensation Committee, with input from FW Cook, selects a peer group that includes the 15-20 companies that best fit the selection criteria, excluding those companies from the peer group from the previous year that no longer satisfy the selection criteria. In March 2019, the Compensation Committee approved the peer group used for 2019 compensation comparisons, which consisted of the following companies:

2019 Peer Group
Callon Petroleum Company	Gulfport Energy Corporation	PDC Energy, Inc.
Carrizo Oil & Gas, Inc.(1)	Jagged Peak Energy Inc.(1)	Range Resources Corporation
Centennial Resource Development, Inc.	Laredo Petroleum Inc.	Southwestern Energy Company
Cimarex Energy Company	Matador Resources Company	SRC Energy, Inc.(1)
Denbury Resources Incorporated	Oasis Petroleum, Inc.	Whiting Petroleum Corporation
Extraction Oil & Gas, Inc.	Parsley Energy, Inc.	WPX Energy Inc.
____________________________
(1)  Each of these companies has been acquired by another member of the peer group since it was selected for inclusion, and therefore ceases to independently remain a member of the peer group.
The following chart depicts the changes to our 2019 peer group as compared to our 2018 peer group:

2018 Peers Removed from 2019 Peer Group	New 2019 Peers
Cabot Oil & Gas Corporation(1)	Centennial Resource Development, Inc.
Energen Corporation(2)	Gulfport Energy Corporation
Newfield Exploration Company(2)	Matador Resources Company
QEP Resources, Inc.(2)	Parsley Energy, Inc.
Wildhorse Resource Development Corp.(2)	Southwestern Energy Company
SRC Energy, Inc.
____________________________
(1)  No longer satisfies peer selection criteria.
(2) Removed due to closed or pending acquisition at the time of peer group determination.
Competitive Compensation Analysis
In 2019, FW Cook analyzed competitive pay trends among the peer group, along with data from relevant, third-party, independent compensation surveys focused on the exploration and production industry. Findings from this analysis indicated that the target total direct compensation (base salary plus target annual bonus plus target LTIP grant) of Messrs. Ottoson, Pursell, and Vogel was near the market median, Mr. Newton’s target total direct compensation was between the market median and the 75th percentile, and Mr. Copeland’s target total direct compensation was between the 25th percentile and the market median. Based on this analysis, FW Cook recommended to the Compensation Committee that Mr. Copeland’s LTIP grant target be increased.
Findings from FW Cook’s 2019 competitive compensation analysis were among the many factors considered by the Compensation Committee in its review of base salary and STIP and LTIP targets for each of our NEOs. After reviewing this comparative compensation data, the Compensation Committee elected to increase the base salaries for each NEO in recognition of individual performance and consistent with merit increases for employees Company-wide.

SECTION 4—Primary Elements of Compensation and Select Executive Compensation Decisions
The primary elements of our executive compensation program and the purpose of each component are summarized in the following table. Our NEOs receive the same forms of compensation as other employees with similar tenure, the only differences being target pay opportunities and the proportion of each element of compensation in the total mix of pay.

	Compensation Element		Form of Compensation	Description	Purpose
FIXED	Base Salary		Cash	Fixed compensation based on position, experience and expertise; generally targeted at median of peer group.	Attract and retain qualified employees; provide a level of fixed pay based on skills, competencies, experience, and individual contributions.
AT-RISK	STIP	Annual Cash Incentive Award	Cash	Annual cash incentive opportunity dependent upon annual individual and corporate performance in key metrics.	Drive and incentivize superior annual performance; incentivize achievement of financial and operational goals aligned with the Company’s annual business plan, as well as ESG goals.
	LTIP	RSUs	Equity	Time-based restricted equity that vests ratably over a three-year period.	Promotes retention and stock ownership; incentivizes long-term sustainable value creation through stock price performance.
		PSUs	Equity	Performance-based equity measured relative to a peer group with regard to TSR and a capital efficiency metric over a three-year period.	Promotes retention; incentivizes long-term sustainable value creation through stock price performance and capital efficiency; aligns executive incentives with creation of stockholder value and caps pay opportunity if TSR is negative.
Total Direct Compensation Mix
The graphs below show the 2019 target total direct compensation mix for our Chief Executive Officer and other NEOs. As the charts illustrate, 84% and 74% of total target compensation for our Chief Executive Officer and other NEOs, respectively, is attributable to performance-based STIP and LTIP, and thus is variable and tied to performance (i.e., “at risk”).

CHIEF EXECUTIVE OFFICER
BASE SALARY
STIP
LTIP
FIXED
BASE SALARY
16%
16%
RSUs
16%
35%
CASH
19%
49%
PSUs
65%
LTIP EQUITY
84%
VARIABLE AT-RISK
COMPENSATION

OTHER NAMED EXECUTIVE OFFICERS
BASE SALARY
STIP
LTIP
FIXED BASE SALARY
26%
26%
47% CASH
21%
22% RSUs
31% PSUs
53% LTIP EQUITY
74%
VARIABLE AT-RISK COMPENSATION

*Does not include one-time award of 20,000 RSUs to Mr. Vogel in connection with his 2019 promotion to EVP-COO.

2019 Performance Highlights and Incentive Plan Results
The graphic below illustrates certain 2019 operational and financial highlights, as well as the relationship between our STIP and LTIP performance metrics and our incentive plan results.

MIDLAND BASIN PRODUCTION á 25% over 2018	NET CASH PROVIDED BY OPERATING ACTIVITIES EXCEEDED NET CASH USED IN INVESTING ACTIVITIES (Fourth Quarter 2019)	NET RESERVE ADDITIONS á 101.5 MMBOE before revisions

HOW WE MEASURE PERFORMANCE	2019 RESULTS		INCENTIVE PLAN MULTIPLIERS

2019 STIP METRICS	2019 STIP PAYOUT		STIP PAYOUT RESULTS
QUANTITATIVE	METRIC	RESULTS(1)	CORPORATE MULTIPLIER
production volume	production volume	3%	1.26x
		1.12 multiplier
proved developed reserve additions	proved developed reserve additions	8%
		1.32 multiplier	CEO MULTIPLIER
finding & development costs	finding & development costs	11%	1.10x
		1.44 multiplier
cash flow	cash flow	5%	Negative discretion applied to CEO’s cash bonus (2nd consecutive year)
		1.20 multiplier
cash operating costs	cash operating costs	3%
		1.12 multiplier
	QUANTITATIVE MULTIPLIER	1.24x	LTIP PAYOUT RESULTS
		multiplier	PSU MULTIPLIER
QUALITATIVE			0.00x
EHS	EHS	0.02
		multiplier	no payout earned (3rd consecutive year)
exploration success & inventory growth	exploration success & inventory growth	0%
		modifier

	TOTAL MULTIPLIER	1.26x	2019 LTIP GRANT
		multiplier	30% below target
2016-2019 LTIP PSU METRICS	2016-2019 LTIP PSU PAYOUT
	METRIC	RESULTS	CEO LTIP award granted at below target (2nd consecutive year)
relative TSR	relative TSR	(2.06)%
absolute TSR	absolute TSR	(26.14)%
	TOTAL MULTIPLIER	0%
		of target
(1) Expressed as a percentage of out-performance of 2019 targets.

Base Salary
Base salary is intended to provide a foundation of cash compensation that recognizes the level of responsibility and authority of each individual executive, and compensates such executive for day-to-day contributions to our success. The Compensation Committee generally sets base salaries at or near the median of our peers, but considers individual circumstances such as responsibilities, skills and experience. Based on this assessment and consistent with our Company-wide merit increases, the Compensation Committee elected to increase the 2019 base salaries for our NEOs to the indicated amounts.

Name	2018 Salary	2019 Salary
Ottoson	$852,840	$878,425
Vogel(1)	$473,594	$509,776
Pursell	$476,524	$490,820
Copeland	$425,421	$433,929
Newton	$338,499	$348,654
	$2,566,878	$2,661,604
____________________________
(1)  Mr. Vogel’s salary increase related in part to his promotion to Executive Vice President and Chief Operating Officer in June, 2019.
Short-Term Incentive Plan
Short-Term Incentive Plan—Design
Our STIP is designed to reward our NEOs for the successful execution of our annual business plan, measured by achievement of annual Company performance goals and the individual performance of each NEO. These performance objectives are established each year by the Compensation Committee in consultation with management and the Compensation Committee’s independent compensation consultant. At the discretion of the Compensation Committee, these goals may be adjusted from time to time during the year due to significant changes in our business. STIP awards are in the form of cash bonuses under our Cash Bonus Plan, which was last approved by our stockholders in May 2013.
Return on capital is an important consideration in the structure of our STIP and is reflected in three primary mechanisms: first, the quantitative goals the Compensation Committee determines are based on our operating plan and budget for the year, which reflects minimum return thresholds for each well drilled and completed; second, the finding and development cost metric reflects one component of our return on capital by calculating the efficiency of each capital dollar we spend; and third, the Compensation Committee has the discretion to negatively adjust payouts to the extent we achieve results by exceeding our capital expenditure budget.
Each NEO is assigned a target bonus as a percentage of his or her base salary, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of our performance goals are achieved at the “target” level. Actual bonuses can range from zero to two times a participant’s target percentage based on the Compensation Committee’s assessment of the Company’s performance and the individual performance of each of our NEOs; however, the maximum award permitted under our Cash Bonus Plan for any participant is $2,000,000. Target bonuses for 2019 as a percentage of base salary for each of the NEOs were as set forth in the following table. With the exception of Mr. Vogel, who was promoted to Executive Vice President and Chief Operating Officer in 2019, none of the NEO’s 2019 target bonus levels changed as compared to their target bonus levels in 2018.

Name	2019 Target STIP Level, % of Base Salary
Ottoson	120%
Vogel(1)	95%
Pursell	90%
Copeland	70%
Newton	70%
____________________________
(1)  Mr. Vogel was promoted to Executive Vice President and Chief Operating Officer in June, 2019, and in connection with this promotion, his target STIP level as a percentage of base salary increased from 90% to 95%. For 2019, Mr. Vogel’s actual cash bonus equaled 93% of base salary as a result of prorating the portion of 2019 during which Mr. Vogel served in each of such roles.
Short-Term Incentive Plan—2019 Performance
In determining the 2019 annual cash bonus awards for our NEOs, the Compensation Committee assessed Company performance with respect to the five quantitative and two qualitative metrics described below. The 2019 targets for each quantitative measure were set at a more challenging benchmark than 2018 actual performance results with the exception of proved developed reserve additions (which had a slightly lower target as a result of a greater than 20% reduction in our 2019 capital budget that was effectuated to prioritize generation of free cash flow). The Compensation Committee’s evaluation of our performance under the quantitative metrics resulted in out-performance with respect to each measure, causing an initial multiplier of 1.24 times each NEO’s target bonus level, as set forth in this table:

Performance Measure	Factor Weight	Target	Actual Result	Result %(1)	STIP Multiplier
Production Volume (MMBOE)	0.20	46.9	48.3	103%	1.12
Proved Developed Reserve Additions (MMBOE)	0.20	72.2	78	108%	1.32
Finding and Development Costs ($ per BOE)	0.20	$14.74	$13.14	111%	1.44
Cash Flow ($ in millions)	0.20	$947.00	$991.40	105%	1.20
Cash Operating Costs ($ per BOE)	0.20	$13.07	$12.71	103%	1.12
Result					1.24
____________________________
(1)  Expressed as a percentage of out-performance of 2019 targets.

Metric	Result	Commentary
Production Volume	Out-performed target by 3%
The production volume target represents the volume of oil, gas and NGLs forecasted to be produced under our 2019 business plan. This measure is important because proceeds from the sale of production generate essentially all of our revenue.

Proved Developed Reserve Additions	Out-performed target by 8%
The proved developed reserve additions target represents the proved developed reserves estimated to be added from projects funded under our capital program during 2019. This measure is important because proved developed reserves are the primary source of future production and cash flow for us and, as such, relate directly to the value of our Company.

Finding and Development Costs	Out-performed target by 11%
Finding and development costs are a measure of the efficiency of our capital program in generating value. The finding and development costs target represents the estimated cost of proved developed reserve additions on a dollar per barrel of oil equivalent (“BOE”) basis projected under our 2019 business plan.

Cash Flow	Out-performed target by 5%	Our cash flow target is calculated based on Adjusted EBITDAX, which represents net income (loss) before interest expense, other non-operating income or expense, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property impairments, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains or losses on extinguishment of debt, and material inventory impairments. This measure is important because our cash flow is the primary source of funding for our ongoing capital program and working capital needs, as well as a key factor in stockholder value creation.
Cash Operating Costs	Out-performed target by 3%	Our cash operating costs are calculated as the sum of our lease operating expenses, ad valorem taxes, workover expenses, transportation, production taxes, and general and administrative expenses (less stock compensation expense), on a per BOE basis.

In addition to these quantitative metrics, the Compensation Committee assessed our 2019 performance in the qualitative areas discussed below. With respect to each of these qualitative measures, the Compensation Committee may adjust the initial multiplier result determined in its evaluation of the quantitative measures, either upward or downward, as described below. A determination of 0.00 represents performance in line with expectations during the year.
Environmental, Health, and Safety—With respect to the EHS qualitative measure, the Compensation Committee may adjust the initial quantitative multiplier result either upward or downward within a range of −0.05 to 0.05. In 2019, our health and safety performance goals were top-quartile or nearly top-quartile in the areas of statistical measurement that we track, which include total recordable incident rate, spill volumes, greenhouse gas emissions, and certain safety training objectives. As a result of the Company’s outstanding EHS performance, the Compensation Committee adjusted the quantitative result upward by 0.02.
Exploration Success and Inventory Growth (“Growth Goals”)—With respect to our Growth Goals, which for 2019 included: (a) adding more than 100 MMBOE in economic drilling inventory; (b) demonstrating value improvement from upspacing in the Eagle Ford; (c) demonstrating value improvement from Permian Basin co-development; (d) demonstrating application of new technologies; and (e) demonstrating progress in exploration prospect generation, the Compensation Committee may adjust the initial quantitative multiplier result either upward or downward within a range of −0.1 to 0.1. In 2019, the Company added substantial economic inventory, significantly increased the net present value of its portfolio, and added value through successful upspacing in the Eagle Ford and co-development in the Permian. As a result, the Compensation Committee determined that the Company met its 2019 exploration success and inventory growth objectives, but did not exceed them, and therefore did not make a 2019 adjustment for this qualitative measure.
Following the Compensation Committee’s evaluation of the Company’s quantitative STIP metrics and initial determination of a 1.24 multiplier, and after adjusting this multiplier based on the qualitative metrics of +0.02 for EHS and 0.00 for Growth Goals, the Compensation Committee applied a 1.26 times multiplier to the overall target bonus level for the NEOs.
The Compensation Committee determines amounts earned under the STIP not only by the extent to which management achieved the quantitative and qualitative performance goals, but also by evaluating how management achieved those goals. For 2019, each quantitative factor was assigned equal weighting of 20%; however, because quantitative goals must be determined at the beginning of the year, the Compensation Committee’s exercise of judgment and discretion protects the STIP from having an illogical outcome if circumstances change during the year such that the formulaic goals do not reflect reasonable outcomes.
The Compensation Committee considered all the above-mentioned factors and used its judgment and discretion to determine the following actual bonuses for each of the NEOs. With respect to our CEO, the Committee exercised negative discretion and reduced the bonus payout in order to more closely align our CEO’s award with our stockholders’ experience during 2019.

Name	Salary Paid in 2019	Target STIP %(1)	Projected STIP(2)	Actual STIP
Ottoson	$872,521	120%	$1,319,252	$1,150,000	(3)
Vogel	$498,111	95%	$596,239	$630,000
Pursell	$487,521	90%	$552,849	$570,400
Copeland	$431,966	70%	$380,994	$395,000
Newton	$346,311	70%	$305,446	$375,000
____________________________
(1)  Expressed as a percentage of base salary.
(2) This column reflects the annual cash bonus that would have been awarded to each NEO if the corporate multiplier of 1.26x were utilized.
(3) Reflects a 1.10x multiplier versus a 1.26x corporate multiplier. The Compensation Committee exercised discretion to reduce Mr. Ottoson’s STIP multiplier below the corporate multiplier in order to recognize our stockholders' experience; however, awarded slightly above target in recognition of successfully executing our 2019 business plan and, in particular, achieving the milestone of excess net cash provided by operating activities over net cash used in investing activities during the fourth quarter of 2019.

Long-Term Incentive Plan
Long-term Incentive Plan − Design
Our LTIP is an equity compensation program that utilizes PSUs and RSUs to compensate our NEOs and other key employees for efficient capital management and long-term growth in our net asset value. Awards of PSUs and RSUs are issued pursuant to our Equity Incentive Compensation Plan (the “Equity Plan”), which our stockholders have approved.
RSUs are generally granted with a three-year vesting schedule, with one-third of the RSUs in each grant vesting on each of the first three anniversaries of the award date. RSUs are settled in shares of our common stock at the time of vesting.
PSUs are performance-based awards that are settled in shares of our common stock, with the number of resulting shares falling within a range of 0-200% of the number of PSUs originally granted, dependent on the Company’s performance with respect to certain metrics determined by the Compensation Committee over a three-year performance period.
2016-2019 LTIP Performance Period Results
At the completion of the 2016-2019 performance period, the PSUs granted on July 1, 2016, were settled using an earned percentage of zero, meaning no common stock was issued in settlement of such PSUs, and therefore, no PSU compensation was realized by our NEOs. We achieved this result based upon the outcome of our performance with respect to the two performance metrics applicable to this period: (a) our annualized absolute TSR for the performance period of −26.14%, which resulted in an earned percentage of zero, and (b) our relative TSR underperformed the peer index for the period by −2.06%, which did not change the earned percentage.
In making its determination regarding the zero percent PSU settlement, the Compensation Committee exercised negative discretion by treating one of the Company’s peer group members, EP Energy Corporation, which was de-listed from the New York Stock Exchange during the performance period, as a continuing member of the peer group that was determined to have a trading price of $0.07 on the over-the-counter market. If the Compensation Committee had removed EP Energy Corporation from the peer group or determined that its share price could not be independently validated, the PSU multiplier would have been 0.10. Therefore, no compensation was realized by the NEOs as a result of PSUs granted for the 2016-2019 performance period.
Notably, the 2016-2019 performance period was the third consecutive performance period from which no common stock was issued in settlement of the awarded PSUs, thus, no realized pay applicable to the PSU awards to our NEOs has resulted during the last three years. As a point of comparison, with respect to our CEO, the aggregate grant date fair value of PSUs totaled approximately $6.3 million over the last three performance periods, from which no PSU compensation was realized by Mr. Ottoson.
2019-2022 LTIP Performance Period Design and Awards
The 2019 LTIP awards to our NEOs were approved by the Compensation Committee during the second quarter of 2019 at an average of approximately 30% below target value and at a reduced value compared to 2018. In its determination of the total pool value for 2019, the Compensation Committee considered various factors, including share price performance, historical fair value transfer (or the percentage of market capitalization transferred to employees annually in the form of stock-based awards “FVT”) under our long-term incentive compensation system compared to our peer group companies, input from FW Cook on expected trends in LTIP design and FVT for the subject period, and shares available under our Equity Plan.

Name	2018 LTIP Grant Value	2019 LTIP Grant Value	Percent Reduction
Ottoson	4,799,999	3,465,846	(28)%
Vogel(1)	2,000,012	1,783,537	(11)%
Pursell	2,000,012	1,378,803	(31)%
Copeland	850,017	654,935	(23)%
Newton	524,993	396,395	(24)%
____________________________
(1)  Mr. Vogel was promoted to Executive Vice President and Chief Operating Officer in June, 2019, and in connection with this promotion, his target LTIP grant value was increased, which resulted in a smaller percentage reduction than the other NEOs.
Our LTIP program in effect during 2019 for our NEOs was heavily weighted to performance-based equity, reflecting the Company’s pay-for-performance philosophy. For our CEO, 75% of the LTIP target value consisted of performance-based PSUs and 25% consisted of time-based RSUs, and for our other NEOs, 60% of the LTIP target value consisted of PSUs with 40% consisting of RSUs. Participants were awarded RSUs and PSUs during the third quarter of 2019, with such PSUs subject to the performance measurement period beginning July 1, 2019, and ending June 30, 2022. The graphic below reflects the structure of our 2019 LTIP awards to our NEOs:

Other NEOs Long-Term Incentive Plan
40%
Restricted Stock Units
(3-year vesting)
60%
Performance Share Units
50%
Relative Total Shareholder Return
50%
Relative Cash Return on Total Capital Invested

As presented in the graphic above, the metrics utilized in the PSU portion of the LTIP include total shareholder return and cash return on total capital invested. Both of these measurements are compared on a relative basis to the Performance Peer Group in determining the earned percentage of the target award for PSUs. The cash return metric replaced absolute TSR in the performance metrics starting in 2018. The Compensation Committee believes that the inclusion of a cash return metric incentivizes and recognizes management's continuing efforts to deploy capital in an efficient manner. Target payout for each PSU metric will be earned only if relative performance is above the median of the Performance Peer Group over the performance period. The total PSU award is also limited to a target payout if absolute TSR is negative over the performance measurement period.
The number of shares of our common stock issued to settle PSUs at the end of the 2019-2022 performance period will equal the number of PSUs multiplied by the “earned percentage.” The earned percentage for both performance metrics is outlined in the payout matrix below, subject to a maximum of 200% and a minimum of 0%:

3-Year Performance Period	<Threshold	Threshold	Target	Maximum
Performance (relative % rank)	<30th %ile	30th %ile	55th %ile	80th %ile +
Payout Leverage (% of target)	0%	50%	100%	200%
* Earned percentage is linearly interpolated for performance between points.

Our performance peer group (the “Performance Peer Group”) consists of companies from our comparative peer group, as recommended by FW Cook and selected by the Compensation Committee based upon the criteria discussed above, with any adjustments to that list of companies deemed appropriate by the Compensation Committee in its discretion. As of July 1, 2019, for the 2019-2022 performance period, the constituents of the Performance Peer Group consisted of the same companies shown under “Comparative Peer Group” above.
At any time during the three-year performance period, the Compensation Committee may elect to modify the Performance Peer Group if significant changes occur relating to any member of the Performance Peer Group. As of the date of this Proxy Statement, the Compensation Committee has not modified the Performance Peer Group for the 2019-2022 performance period; however, three members of the group have been acquired, in each case by other Performance Peer Group members, and cease to remain members of the Performance Peer Group in their separate capacity.

SECTION 5—Compensation Determination Process

Key Compensation Committee Activities
Responsibilities of the Compensation Committee
Our executive compensation is determined by the Compensation Committee. During 2019, the Compensation Committee was comprised of four independent directors and continued to operate under the framework of a written charter. Members of the Compensation Committee are appointed by our Board for, among other things, the purposes of:
•reviewing and approving our general compensation strategy and objectives, as well as disclosure required by the rules and regulations of the SEC;
•reviewing and recommending our compensation plans, policies and programs to the Board for its approval;
•reviewing the performance and approving the compensation of our directors and executive officers, including our Chief Executive Officer; and
•overseeing the administration of our employee compensation and benefit plans.
In 2019, the Compensation Committee met nine times to administer the matters noted above and address other matters required under its charter. The column to the right outlines key Compensation Committee activities during the year.
Independence of the Compensation Committee
Based upon the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE Listed Company Manual, our Board has determined that all members of the Compensation Committee are independent.

QUARTER 1

▪approve prior year bonus payout
▪approve base salary treatment
▪approve director and executive compensation peer group
▪complete CEO evaluation
▪approve current year STIP design
▪review Company-wide compensation risk assessment
▪consider compensation consultant independence
▪consider regulatory and market update by FW Cook

QUARTER 2

▪approve Compensation Discussion and Analysis
▪review director and executive stock ownership compliance
▪approve LTIP payout
▪approve LTIP guidelines
▪review market and recommend director compensation to the Board
▪review executive compensation
▪approve LTIP award allocations
▪consider regulatory and market update by FW Cook

QUARTER 3
▪review and approve PSU payout (multiplier) ▪review and approve certain equity retention grants
QUARTER 4

▪review employee benefit and retirement plan design
▪conduct committee self-evaluation
▪review committee charter
▪review base salary and STIP process
▪review LTIP design for ensuing year
▪approve base salary budget for ensuing year
▪consider regulatory and market update by FW Cook

Independent Compensation Consultant
FW Cook serves as independent executive compensation consultant for, and reports directly to, the Compensation Committee. The Compensation Committee may replace FW Cook or hire additional consultants or other advisors as it deems necessary. A principal of FW Cook attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee between meetings. The services FW Cook provides, based upon direction from the Compensation Committee, include advising the Compensation Committee on the design of our executive compensation programs and the evolving best practices related thereto, providing market information and analysis regarding the competitiveness of our executive compensation opportunities, conducting compensation risk assessments and providing analysis concerning the equity compensation practices of our peers. To facilitate the delivery of these services to the Compensation Committee, FW Cook interfaces with our management. FW Cook does not provide to us directly, or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing. The total consulting fees we pay to FW Cook are less than 1% of the total annual revenues of FW Cook, and FW Cook and the FW Cook consultants working with us are prohibited from owning any shares of our common stock directly, although such shares may be owned within mutual funds in which such persons hold an interest. In addition, no officer, director, stockholder or employee of FW Cook has any known personal relationship with any of our officers, directors, stockholders or employees that would present a potential conflict to their independence. After consideration of disclosures and representations made by FW Cook concerning the foregoing, the Compensation Committee determined in 2019 that FW Cook’s work did not raise any potential conflicts of interest. FW Cook has agreed to advise the Compensation Committee if any potential conflict of interest arises that could cause FW Cook’s independence to be questioned, and not to undertake any project for our management, except at the request of the Compensation Committee and as agent for the Compensation Committee. In 2019, FW Cook did not provide any services to us other than those requested by the Compensation Committee and related to FW Cook’s engagement as the independent consultant to the Compensation Committee.
Compensation Risk Assessment
Each year, the Compensation Committee, in consultation with FW Cook, reviews and evaluates our compensation policies and practices for all employees to assess to what extent, if any, these policies and practices could result in risk taking incentives, whether our compensation policies and practices mitigate such risk taking incentives by properly aligning the interests of our employees with the interests of our stockholders and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In 2019 and 2020, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.
Role of Management in Determination Process
Under the oversight of our Chief Executive Officer and our Vice President—Human Resources, management provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. Our Chief Executive Officer recommends pay levels for executives, other than himself, based on competitive market data, past performance, and future potential. Our Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, employee evaluations and its analysis of comparative industry data, and by interfacing with FW Cook. While members of the management team attend Compensation Committee meetings, they are not generally present during executive sessions, and individual members of the management team are never present during discussions of their respective compensation. The Compensation Committee and our Board, as required under the charter of the Compensation Committee, make all final decisions with respect to compensation of our executive officers.
Tally Sheets
To enhance the analytical data the Compensation Committee uses to evaluate the compensation of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President and Chief Operating Officer, and to provide the Compensation Committee with a consolidated view of the aggregate value of all material elements of compensation for those executives, our Human Resources department provides the Compensation Committee and FW Cook with a tally sheet summary of all of the compensation and benefit arrangements for each of those executives, including severance arrangements and all benefits provided in connection with termination of employment. The tally sheets show the amount the executive would receive under various foreseeable circumstances (e.g., termination with or without cause, resignation, and retirement or termination in connection with change in control). The Compensation Committee does not assign a specific weighting to the tally sheets in its overall decision-making process concerning compensation, but rather uses the information provided to gain additional perspective and as a reference.

SECTION 6—Other Compensation Matters
The remaining components of our executive compensation program (other than the primary elements discussed above), include the following:

Compensation Element	Description	Purpose
Employee Stock Purchase Plan	Employees, including our executives, may purchase shares of our common stock at a 15% discount to the fair market value, subject to certain limits.	Facilitate share ownership among employees and align employees’ interests with those of stockholders.
Qualified Retirement Plans	Includes qualified defined benefit pension plan and 401(k) plan with Company match.	Attract and retain employees; support succession planning objectives by ensuring sufficiency of retirement replacement income.
Supplemental Retirement Plan	Provides benefits under qualified pension plan formula on earnings above the IRC limits for the qualified plan ($280,000 for 2019).	Attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Non-Qualified Deferred Compensation Plan	Provides tax planning opportunities for our executives, and enables our executives to receive the full benefit of matching contributions in excess of IRC limits applicable to 401(k) plans.	Attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Benefits and Perquisites	Medical, dental, vision, life, financial advisory services for executives and disability insurance.	Attract and retain highly qualified employees and support the overall health and well-being of employees.
Net Profits Interest Bonus Plan
Prior to 2008, our long-term incentive program for executives and certain other key employees consisted of the Net Profits Interest Bonus Plan (“NPP”) and an RSU program. The NPP was designed to reward the contributions made by our executives and other key employees to our long-term financial success. Under the NPP, participants shared in the net profits derived from our investment in all oil and gas activity from a specific pool of properties in a given year after we recovered the capital costs associated with that pool.
Once vested, the participant receives a share of the distributable proceeds, in the form of annual cash payments, regardless of employment with us. The complex nature of the NPP and the delay and uncertainty in realization of compensation value until pool payout was reached made the NPP less attractive to newly recruited and highly marketable executives and employees. Accordingly, we discontinued the NPP in 2007 on a prospective basis, and the 2007 pool was the last NPP pool created. We will continue to make payments under the NPP for pool years established prior to 2008 for as long as a subject pool remains in payout status. During 2019 Mr. Ottoson was a participant in one NPP pool. He currently receives no compensation from this pool because it has not reached payout status.
Employee Stock Purchase Plan
The purpose of our Employee Stock Purchase Plan (“ESPP”) is to provide an opportunity for eligible employees, including our NEOs, to purchase shares of our common stock at a discount to the market price. The plan cycle consists of two periods each year, with plan periods for the six months ending June 30 and

December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15% of their base compensation. The purchase price of the stock is the lower of 85% of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is $25,000 per year, pursuant to the Internal Revenue Code of 1986, as amended (“IRC”), restrictions.
Retirement Programs—Pension, 401(k) and Non-Qualified Deferred Compensation Plans
Our executives are eligible to participate in our qualified, non-contributory defined benefit pension plan (the “Qualified Pension Plan”) and a 401(k) plan on the same basis as our eligible employees. Our executives are also eligible to participate in our Supplemental Executive Retirement Plan (“SERP”) and Non-Qualified Deferred Compensation Plan (the “NQDC”). The SERP is an unfunded, non-qualified plan that is intended to restore the benefits that would otherwise accrue to certain executive-level employees in the absence of IRC limits on the Qualified Pension Plan. The NQDC is intended to provide executives with tax planning opportunities and the opportunity to receive the full benefit of matching contributions in excess of IRC limits applicable to our 401(k) plan. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal of providing retirement replacement income.
The Qualified Pension Plan in combination with the SERP for certain executive-level employees provide a benefit after 25 years of credited service to the Company equal to 35% of final average compensation. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan and the SERP is that executive’s average base salary, excluding bonuses and equity compensation awarded under the LTIP.
Our 401(k) plan is a defined contribution plan also intended to be qualified under the IRC and subject to the Employee Retirement Income Security Act of 1974, as amended. The 401(k) plan allows eligible employees to contribute up to 60% of their income on a pretax basis through contributions to the 401(k) plan, subject to annual limits determined by IRC regulations ($19,000 for 2019). With respect to employees that were hired prior to January 1, 2015 and that are eligible to participate in the Qualified Pension Plan, we match 100% of employee deferrals in cash on a dollar for dollar basis, up to 6% of the employee’s base salary and cash bonus. With respect to employees that were hired after January 1, 2015 and that are not eligible to participate in the Qualified Pension Plan, we match 150% of employee deferrals in cash on a dollar for dollar basis, up to 6% of the employee’s base salary and cash bonus. Company contributions vest ratably on an annual basis over an employee’s first three years of employment with the Company.
The NQDC is designed to provide executives with the opportunity to defer a portion of base salary and cash bonuses paid pursuant to the Cash Bonus Plan. Each year, participating employees may elect to defer (i) between 0% and 50% of their base salary, and (ii) between 0% and 100% of the cash bonus paid pursuant to the Cash Bonus Plan. The NQDC requires us to make contributions for each eligible employee equal to 100% of the deferred amount for such employee, limited to 6% of such employee’s base salary and cash bonus. Each eligible employee’s interest in the contributions we make will vest ratably on an annual basis over an employee’s first three years of employment with the Company. A participant’s account will be distributed based upon the participant’s payment election made at the time of deferral. A participant may elect to have distributions made in lump sum or in annual installments ranging for a period from one to 10 years.
Benefits and Perquisites
The NEOs and all other executives are eligible to participate in our various competitive medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the wellbeing and overall health of executives and employees. Our NEOs are also provided, at no cost, consistent with all employees, group term life insurance up to 2.5 times their respective base salaries up to $2,000,000. We also provide financial planning services to our executives, including the NEOs, upon their election.

Timing of Equity Grants
Equity grants awarded as part of the LTIP and pursuant to our Equity Plan are generally made during the third quarter of each year. The Compensation Committee generally approves these grants at its June meeting. The Compensation Committee, our Board or our CEO have in the past, and may in the future, make limited grants of equity on other dates for newly hired or other executives and other employees as part of compensation packages designed to recruit, retain or reward such persons; however, our CEO may only make such grants to non-executives. With the exception of an award of 20,000 RSUs that vest in their entirety on July 1, 2022 made to Mr. Vogel in connection with his promotion to Executive Vice President and Chief Operating Officer, we did not make any special grants of equity to our NEOs during 2019.
Employment Agreements
The employment of all executives is “at will,” subject to and in accordance with the terms and conditions of written offers of employment. There are no written employment agreements with any executive officers.
Change of Control Severance Benefits
Change of control severance protection is provided to executives at the level of vice president and above, including each of our NEOs, and certain other key employees, through change of control executive severance agreements. See “Potential Payments upon Termination or Change of Control—Change of Control Arrangements” for more information about these agreements and potential payments in the event of a termination of employment following a change in control. No excise tax “gross up” payments are provided.
Clawback Policy
Our Board adopted a written clawback policy effective as of February 17, 2015. The clawback policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to any material noncompliance with any financial reporting requirement under applicable securities laws, our Board may, in its sole discretion, require reimbursement of compensation paid pursuant to our Cash Bonus Plan after January 1, 2015, to any officer of the Company that engaged in fraudulent or intentional illegal misconduct and for whom disclosure was required in any of the Company’s filings with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K and that applied to any portion of the period for which the accounting restatement was required.
Stock Ownership Guidelines
To further align the interests of our executives with the interests of our stockholders with respect to long-term growth of stockholder value, the Compensation Committee has established, and our Board has approved, equity ownership guidelines for our executives and directors as follows:

Directors	5 times annual cash retainer
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents and Vice Presidents	1 time annual base salary
Equity holdings include the value of unvested RSUs for purposes of these calculations. Until an executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, an executive may not sell equity awarded to such executive, unless approved by the Compensation Committee for the Chief Executive Officer or any Executive Vice President, and by the Chief Executive Officer for all other officers. As of the date of this filing, and as a result of COVID-19 and the misalignment of supply and demand in oil markets, our stock price has precipitously declined and our NEOs and directors do not currently satisfy these guidelines. Accordingly, such individuals may not sell shares of our stock without the approval of the Compensation Committee or the CEO, as applicable. The Compensation Committee will continue to review compliance with these guidelines annually, and more often as appropriate.

Securities Trading Policy and Prohibitions on Certain Hedging Transactions
We maintain a Securities Trading Policy, the overall goal of which is to inform our officers, employees and directors of the risks of trading in public company securities at a time when they may be in possession of material, non-public information. In addition, our policy provides mechanisms to specifically address trading by officers, certain other employees and directors during prescribed periods of time when the risk of being in possession of material, non-public information is perceived to be highest, and generally prohibits our officers, certain other employees and directors from trading in any of our securities without obtaining pre-clearance. Our policy also prohibits officers, employees and directors from engaging in transactions designed to mitigate, off-set, or avoid the risks associated with a decrease in the market value of our securities, including: (a) entering into transactions that “hedge” the value of our stock through the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, exchange funds, or any other instrument that permits an officer, director or employee to own Company securities without the full risks and rewards of ownership; (b) holding our securities in margin accounts; (c) pledging our securities to secure indebtedness; (d) buying or selling options or derivatives with respect to our securities; (e) short selling Company securities; and (f) placing standing or limit orders on Company securities (other than pursuant to approved Rate 10b5-1 Plans).
Compensation Committee Report
The Compensation Committee of the Board of Directors of SM Energy Company reviewed and discussed the CD&A with management and FW Cook and, based on such review and discussions, the Committee recommended to the Board of Directors that the disclosures set forth in the CD&A be included in this Proxy Statement and incorporated by reference into SM Energy Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Respectfully submitted by the Compensation Committee of the Board of Directors,
Stephen R. Brand, Chair
Larry W. Bickle
Ramiro G. Peru
Julio M. Quintana

EXECUTIVE COMPENSATION TABLES
This Summary Compensation Table sets forth the annual and long-term compensation of our NEOs during each of the last three years. In addition to base salaries, the table reflects RSUs and PSUs granted in 2017, 2018, and 2019 and cash bonuses and other compensation earned during the same periods.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Javan D. Ottoson	2019	$872,521	$3,465,846	$1,150,000	$368,286	$142,811	$5,999,464
President, Chief Executive Officer and Director	2018	$846,185	$4,799,999	$1,000,000	$135,449	$171,891	$6,953,524
	2017	$818,462	$5,000,000	$1,522,339	$386,949	$121,468	$7,849,218
A. Wade Pursell	2019	$487,521	$1,378,803	$570,400	$177,577	$45,395	$2,659,696
Executive Vice President and Chief Financial Officer	2018	$472,805	$2,000,012	$476,588	$25,174	$54,847	$3,029,426
	2017	$457,315	$2,000,007	$637,955	$117,300	$37,849	$3,250,426
Herbert S. Vogel	2019	$498,111	$1,783,537	$630,000	$164,195	$89,141	$3,164,985
Executive Vice President and Chief Operating Officer	2018	$468,888	$2,000,012	$502,000	$61,492	$99,545	$3,131,937
	2017	$443,693	$2,299,993	$711,794	$106,697	$73,714	$3,635,891
David W. Copeland	2019	$431,966	$654,935	$395,000	$146,292	$16,800	$1,644,992
Executive Vice President, General Counsel and Corporate Secretary	2018	$422,562	$850,017	$331,288	$68,720	$41,854	$1,714,441
	2017	$410,254	$700,001	$445,126	$108,506	$30,978	$1,694,865
Lehman E. Newton III	2019	$346,311	$396,395	$375,000	$151,010	$44,496	$1,313,211
Senior Vice President—Operations	2018	$336,224	$524,993	$263,600	$65,785	$52,747	$1,243,349
	2017	$325,723	$525,004	$406,421	$113,032	$47,254	$1,417,434
____________________________
(1) The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. PSU awards are subject to market-based performance conditions relating to our total stockholder return, relative stockholder return and relative cash return on total capital invested compared to a peer company index over a three-year performance period. The grant date fair values of PSU awards reflected in this column are based on the estimate as of the grant date of the probable outcome of these performance conditions, and those grant date fair values for Messrs. Ottoson, Pursell, Vogel, Copeland and Newton respectively are $2,622,950, $839,347, $944,256, $398,694 and $241,306. If instead we assume that the highest level of performance conditions will be achieved, the grant date fair values of those awards as computed in accordance with FASB ASC Topic 718 for Messrs. Ottoson, Pursell, Vogel, Copeland and Newton respectively are $5,245,901, $1,678,694, $1,888,512, $797,389 and $482,611.
(2) The amounts in the column represent the bonuses paid in 2020, 2019, and 2018, but earned during 2019, 2018 and 2017 performance periods, respectively, under the STIP.
(3) The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO’s combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. No NEO received preferential or above market earnings on deferred compensation.
(4) Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contribution to our Non-Qualified Deferred Compensation Plan, payments for financial consulting services and any anniversary gift cards. In 2019, matching contributions to our 401(k) Profit Sharing Plan of $16,800 were provided to each of Messrs. Ottoson, Pursell, Vogel, Copeland and Newton. In 2019, matching contributions to our Non-Qualified Deferred Compensation Plan of $112,351, $28,595, $60,007, $0.00 and $15,816 were made to Messrs. Ottoson, Pursell, Vogel, Copeland and Newton, respectively. In 2019, financial consulting service benefits of $13,660, $12,334 and $11,880 were provided to Messrs. Ottoson, Vogel and Newton, respectively.

CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), certain U.S. public companies must disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees (excluding the CEO).
We first identified our median employee in November of 2017. In order to identify the median employee, we used a consistently applied compensation measure determined by calculating the sum of the 2017 annual base salary and bonus that was paid to each employee, including any overtime pay. In making this determination, we annualized bonus, base salary, and any overtime pay for employees that were not employed for the entirety of 2017.
We determined that the amount of the annual total compensation of our median employee for 2019 was $192,524. This amount represents the total compensation that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(x) of Regulation S-K for the median employee if the employee had been a NEO for fiscal year 2019. We then determined that the amount of our CEO’s annual total compensation for 2019 was $5,999,464, which represents the amount reported for our CEO in the “Total” column of the 2019 Summary Compensation Table.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Javan D. Ottoson	2019	$872,521	$3,465,846	$1,150,000	$368,286	$142,811	$5,999,464
Chief Executive Officer and President
Median Employee	2019	$113,220	$19,330	$26,765	$32,077	$1,132	$192,524
____________________________
(1) The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined in accordance with Note 1 to the Summary Compensation Table set forth above.
(2) The amounts in the column represent the bonuses paid in 2020, but earned during 2019, under the STIP.
(3) The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each individual’s combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. Neither individual received preferential or above market earnings on deferred compensation.
(4) Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contributions to our Non-Qualified Deferred Compensation Plan, payments for financial consulting services and any anniversary gift cards.
As permitted by the Dodd-Frank Act, under certain circumstances companies are permitted to determine their median employee once every three years, and utilize the compensation of the same median employee in successive years until the three-year period has expired. Because our employee population did not experience a meaningful change, no changes to employee compensation arrangements occurred that would result in a significant modification to our disclosure, and the median employee did not experience a change in circumstances, we are utilizing the compensation of the same median employee in this Proxy Statement that was utilized for the pay ratio disclosure in our two prior years’ Proxy Statement. In making the determination that there was no meaningful change to our employee population, we reviewed total headcount (in the aggregate and by region), as well as the structure of compensation arrangements generally available to our employee base, and compared the findings in 2019 to our findings in 2017.
Based on the foregoing, for 2019, the ratio of the annual total compensation of our CEO to the annual total compensation for our median employee is 31:1. This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules and based on our payroll and employment records.

Grants of Plan-Based Awards in 2019
Pursuant to our STIP, and in accordance with our Cash Bonus Plan, the Compensation Committee established the quantitative and qualitative metrics for our 2019 STIP on February 14, 2019. As discussed above, the bonus payments associated with the 2019 STIP were earned in 2019, but are paid in 2020. In addition, pursuant to our LTIP and in accordance with the Equity Plan, the Compensation Committee approved grants of RSUs and PSUs to our NEOs on June 17, 2019. We made these grants effective as of July 1, 2019. These grants are summarized in the table below.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(5)	Grant Date Fair Value of Stock and Option Awards(6)
			Target(1)	Maximum(2)	Threshold	Target(3)	Maximum(4)
Javan D. Ottoson	2/14/19		$1,047,025	$2,000,000	—	—	—	—	—
	7/1/19		—	—	—	—	—	68,306	$842,896
	7/1/19		—	—	—	204,918	409,836	—	$2,622,950
A. Wade Pursell	2/14/19		$438,769	$2,000,000	—	—	—	—	—
	7/1/19		—	—	—	—	—	43,716	$539,455
	7/1/19		—	—	—	65,574	131,148	—	$839,347
Herbert S. Vogel	2/14/19		$463,244	$2,000,000	—	—	—	—	—
	7/1/19		—	—	—	—	—	49,180	$606,881
	7/1/19		—	—	—	73,770	147,540	—	$944,256
	6/10/19	(7)	—	—	—	—	—	20,000	$232,400
David W. Copeland	2/14/19		$302,376	$2,000,000	—	—	—	—	—
	7/1/19		—	—	—	—	—	20,765	$256,240
	7/1/19		—	—	—	31,148	62,296	—	$398,694
Lehman E. Newton III	2/14/19		$242,417	$2,000,000	—	—	—	—	—
	7/1/19		—	—	—	—	—	12,568	$155,089
	7/1/19		—	—	—	18,852	37,704	—	$241,306
____________________________
(1) This amount represents the salary amount actually paid to each of our NEOs in 2019, multiplied by the applicable STIP target percentage.
(2) This amount represents the maximum award possible under the stockholder-approved Section 162(m) Cash Bonus Plan; however, as described above in “Section 4—Primary Elements Of Compensation and Select Executive Compensation Decisions,” actual bonuses range from zero to two times a participant’s target percentage.
(3) This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the target performance level established by the Compensation Committee, resulting in an earned percentage of 100%. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period ending June 30, 2022, a number of shares of our common stock that may be from 0% to 200% of the number of PSUs granted on the award date, depending on the extent to which we have achieved the performance criteria and the extent to which the PSUs have vested. The performance criteria for the PSUs are based on a combination of the Company’s cash return on total capital invested and TSR, in each case relative to the peer group over the performance period. The PSUs will vest on July 1, 2022.
(4) This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the maximum performance level established by the Compensation Committee, resulting in an earned percentage of 200%.
(5) This amount represents RSUs granted under our Equity Plan. The RSUs vest one-third on July 1, 2020, one-third on July 1, 2021, and one-third on July 1, 2022. Prior to vesting, the RSUs are subject to transfer restrictions and may be forfeited to us upon termination of employment. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.
(6) The grant date fair value of a PSU is calculated using a Geometric Brownian Motion Model, and the aggregate grant date fair value represented in this column for PSUs is calculated based upon the number of PSUs granted.
(7) Mr. Vogel’s June 10, 2019 grant of RSU’s coincided with his promotion to Executive Vice President and Chief Operating Officer. The RSUs will vest 100% on July 1, 2022.

Outstanding Equity Awards at 2019 Year-End
The following table shows outstanding equity awards for our NEOs as of December 31, 2019:

	Stock Awards
				Equity Incentive Plan Awards:
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Javan D. Ottoson	25,207	(2)	$283,327	—		$—
	—		$—	236,444	(3)	$2,657,631
	31,141	(4)	$350,025	—		$—
	—		$—	147,239	(5)	$1,654,966
	68,306	(6)	$767,759	—		$—
	—		$—	204,918	(7)	$2,303,278
A. Wade Pursell	10,083	(2)	$113,333	—		$—
	—		$—	94,578	(3)	$1,063,057
	12,976	(4)	$145,850	—		$—
	—		$—	61,350	(5)	$689,574
	43,716	(6)	$491,368	—		$—
	—		$—	65,574	(7)	$737,052
Herbert S. Vogel	11,595	(2)	$130,328	—		$—
	—		$—	108,764	(3)	$1,222,507
	12,976	(4)	$145,850	—		$—
	—		$—	61,350	(5)	$689,574
	49,180	(6)	$552,783	—		$—
	—		$—	73,770	(7)	$829,175
	20,000	(12)	$224,800	—		$—
David W. Copeland	3,529	(2)	$39,666	—		$—
	—		$—	33,102	(3)	$372,066
	5,515	(4)	$61,989	—		$—
	—		$—	26,074	(5)	$293,072
	20,765	(10)	$233,399	—		$—
	—		$—	31,148	(11)	$350,104
Lehman E. Newton III	2,647	(2)	$29,752	—		$—
	—		$—	24,827	(3)	$279,055
	3,406	(8)	$38,283	—		$—
	—		$—	16,104	(9)	$181,009
	12,568	(10)	$141,264	—		$—
	—		$—	18,852	(11)	$211,896
____________________________
(1) The market value of RSUs and PSUs that have not vested is calculated using the closing price of $11.24 of our common stock on December 31, 2019. The market value of PSUs is calculated based upon an earned percentage of 100%.
(2) These RSUs vest 1/3 on July 1, 2018, 1/3 on July 1, 2019, and 1/3 on July 1, 2020.
(3) These PSUs vest on July 1, 2020. The PSUs are subject to a three-year performance period ending June 30, 2020. The award is reported at an earned percentage of 100%.
(4) These RSUs vest 1/3 on July 1, 2019, 1/3 on July 1, 2020, and 1/3 on July 1, 2021.
(5) These PSUs vest on July 1, 2021. The PSUs are subject to a three-year performance period ending June 30, 2021. The award is reported at an earned percentage of 100%.
(6) These RSUs vest 1/3 on July 1, 2020, 1/3 on July 1, 2021, and 1/3 on July 1, 2022.
(7) These PSUs vest on July 1, 2022. The PSUs are subject to a three-year performance period ending June 30, 2022. The award is reported at an earned percentage of 100%.
(8) These RSUs vest 1/6 on January 1, 2019, 1/6 on July 1, 2019, 1/6 on January 1, 2020, 1/6 on July 1, 2020, 1/6 on January 1, 2021 and 1/6 on July 1, 2021.

(9) These PSUs vest 1/6 on January 1, 2019, 1/6 on July 1, 2019, 1/6 on January 1, 2020, 1/6 on July 1, 2020, 1/6 on January 1, 2021 and 1/6 on July 1, 2021. The PSUs are subject to a three-year performance period ending June 30, 2021. The award is reported at an earned percentage of 100%.
(10) These RSUs vest 1/6 on January 1, 2020, 1/6 on July 1, 2020, 1/6 on January 1, 2021, 1/6 on July 1, 2021, 1/6 on January 1, 2022 and 1/6 on July 1, 2022.
(11) These PSUs vest 1/6 on January 1, 2020, 1/6 on July 1, 2020, 1/6 on January 1, 2021, 1/6 on July 1, 2021, 1/6 on January 1, 2022 and 1/6 on July 1, 2022. The PSUs are subject to a three-year performance period ending June 30, 2022. The award is reported at an earned percentage of 100%.
(12) These RSUs vest 100% on July 1, 2022.
2019 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Javan D. Ottoson	48,493	$607,132
A. Wade Pursell	21,022	$263,195
Herbert S. Vogel	22,534	$282,126
David W. Copeland	7,844	$98,207
Lehman E. Newton III	5,359	$67,095
____________________________
(1) This column represents the number of shares of common stock issued upon the vesting and settlement of RSUs and PSUs during 2019. As discussed above, each RSU represents a right to receive one share of our common stock upon settlement pursuant to the terms of the award agreement, and each PSU represents the right to receive, upon settlement of the PSU after the completion of a three-year performance period, a number of shares of our common stock that ranges from 0% to 200% of the number of PSUs, depending on the extent to which we have achieved our performance goals.
(2) The value realized on vesting and settlement of the RSUs and PSUs is computed by multiplying the number of shares of common stock issued upon the vesting and settlement of RSUs or settlement of PSUs by the per share closing market price of the underlying shares on the day prior to settlement date, or, if the day prior to the settlement date was not a market trading date, then on the last market trading date which preceded the day prior to the settlement date. The per share closing market prices utilized for this computation were $12.52 on June 28, 2019, for the vesting and settlement of the first vesting tranche of the 2018 RSU awards, the vesting and settlement of the second vesting tranche of the 2017 RSU awards, and the vesting and settlement of the third vesting tranche of the 2016 RSU awards, which were all settled on July 1, 2019; and $12.52 on June 28, 2019, for the vesting and settlement date of July 1, 2019, for the full settlement of the July 1, 2016 PSU awards, which were canceled based upon an earned percentage of 0%.
Pension Benefits
Our Qualified Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all of our employees who joined SM Energy prior to January 1, 2015 and meet age and service requirements. In addition, we sponsor the SERP to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2019 limit was $280,000 in annual base salary income, for certain executive officers with a senior management hierarchy title of at least vice president).
The following table represents the value of the NEO’s pension benefits as of December 31, 2019:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Javan D. Ottoson	Qualified Pension Plan	13	$589,894	$—
	Non–Qualified SERP Pension Plan	13	$1,225,685	$—
A. Wade Pursell	Qualified Pension Plan	11	$395,747	$—
	Non–Qualified SERP Pension Plan	11	$292,111	$—
Herbert S. Vogel	Qualified Pension Plan	8	$336,446	$—
	Non–Qualified SERP Pension Plan	8	$241,226	$—
David W. Copeland	Qualified Pension Plan	9	$431,537	$—
	Non–Qualified SERP Pension Plan	9	$228,795	$—
Lehman E. Newton III	Qualified Pension Plan	13	$648,853	$—
	Non–Qualified SERP Pension Plan	13	$142,795	$—

Non-Qualified Deferred Compensation for 2019
This Non-Qualified Deferred Compensation table sets forth the NEOs participation in the Non-Qualified Deferred Compensation Plan. This plan allows eligible employees to defer part of their salary and annual incentive bonus on a voluntary basis.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals in Last FY	Aggregate Balance at Last FYE
Javan D. Ottoson	$112,351	$112,351	$206,079	$—	$1,388,208
A. Wade Pursell	$119,147	$28,595	$116,480	$—	$665,958
Herbert S. Vogel	$130,287	$60,007	$137,781	$—	$1,129,423
David W. Copeland	$—	$—	$70,309	$—	$309,623
Lehman E. Newton III	$131,800	$15,816	$162,309	$—	$1,001,286
____________________________
(1) The amounts in this column are also included in the Summary Compensation Table under the Salary column or the Non-Equity Incentive Plan Compensation column, as applicable.
(2) The amounts in this column represent the matching contributions. The matching contributions are included in the “All Other Compensation” column of the Summary Compensation Table. We match deferred compensation up to an amount equal to six percent of base salary plus any STIP cash bonus.
(3) The earnings reflected in this column represent deemed investment earnings or losses from voluntary deferrals and Company contributions, as applicable. The Non-Qualified Deferred Compensation Plan does not guarantee a return on deferred amounts.
Although the NPP may be considered a non-qualified deferred compensation plan because amounts are paid under the NPP from net profits, if any, from oil and gas activity from designated pools of properties in years after the participants have earned such net profits interests, the NPP is not a plan whereby specific determinable compensation amounts or balances are deferred. The NPP is described in the “CD&A” herein.
Our SERP is a non-qualified deferred compensation plan. The SERP is a non-contributory plan, and additional information about the SERP, including the present value of the accumulated benefits under the SERP for each NEO, is set forth in the “Pension Benefits” section above. In addition, annual increases in the actuarial value of benefits under the SERP are included in the Change In Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above.
Potential Payments Upon Termination or Change of Control
Employment Agreements and Termination of Employment
As discussed in “Compensation Discussion and Analysis—Section 6—Other Compensation Matters—Employment Agreements,” the employment of all executives is “at will,” subject to and in accordance with the terms and conditions of written offers of employment.
Change of Control Arrangements
Change of control severance protection is provided through change of control executive severance agreements to executives at the level of vice president and above, including each of our NEOs, and to certain other key employees. These agreements have a “double trigger” mechanism, which requires first that a qualifying change of control event has occurred, and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of our company (a) without “cause” by our Company or (b) for “good reason” by the officer, each as defined in the agreements. The term “good reason” incorporates the concept of a change in the executive’s status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or within two and one-half years thereafter. The term “good reason” also contemplates a reduction in the executive’s base salary and benefits over this same time frame, or the requirement that an executive relocate his or her base of employment outside a 25-mile radius from the executive’s location at that time. With respect to our NEO’s, severance payments equal to the sum of (a) all compensation accrued but not paid prior to the termination; (b) a lump sum amount equal to 200% of the executive’s base salary and target STIP cash bonus; (c) a lump sum amount equal to the executive’s pro rata target STIP cash bonus for the year in which employment is terminated; and (d) a lump sum amount equal to 24 multiplied by our then monthly contribution for medical, dental, and vision insurance on behalf of the executive and his or her family. In the event the executive is subject to golden parachute excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executive. No excise tax “gross-up” payments are provided.
A change of control is defined to include (a) an acquisition of more than 50% of the common stock or assets of the Company in a reorganization, merger, or consolidation of our Company, or (b) a change in more than 50% of the composition of the Board, other than as a result of the election of new members of the Board by a vote of the incumbent members of the Board or by our stockholders pursuant to the recommendation of the incumbent members of the Board.
Particularly in view of the propensity for mergers, acquisitions, and consolidations in our industry, we believe that these change of control executive severance agreements promote stability and continuity among our executives, allowing them to remain neutral in the face of a transaction that would benefit our stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the executive as well as a retention incentive benefiting the Company and our stockholders without creating an unreasonable impediment to a potential acquirer of the Company. We believe that the severance payment amounts under these agreements for our executives are comparable to payment amounts offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance and benefits protection during a reasonable period of time to allow the executive to obtain comparable employment.
Based on the respective annual base salaries and benefit levels of the NEOs as of December 31, 2019, under the change of control executive severance agreements, the total severance payments for two years base salary and STIP target, the pro rata target STIP cash bonus for 2019 and the estimated lump sum value of medical, dental and vision benefits for two years for each of the NEOs who were employed by us as of December 31, 2019, would be as follows:

Name	Severance Payments	Estimated Value of Benefits for Two Years(1)
Javan D. Ottoson	$4,919,180	$27,768
A. Wade Pursell	$2,306,855	$49,254
Herbert S. Vogel	$2,472,414	$27,515
David W. Copeland	$1,779,109	$18,284
Lehman E. Newton III	$1,429,481	$45,366
____________________________
(1) The change of control executive severance agreements provide a lump sum payment equal to 24 multiplied by the Company’s then-monthly contribution for medical, dental and vision insurance on behalf of the NEO and his or her family.

Equity Compensation Plans

The Company has equity compensation plans under which options and shares of the Company’s common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of our Board of Directors. The following table is a summary of the shares of common stock authorized for issuance under Equity Plan as of December 31, 2019:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	—	—
Restricted stock units(1)(3)	1,540,925	N/A
Performance share units(1)(3)(4)	2,044,882	N/A
Total for Equity Incentive Compensation Plan	3,585,807	—	4,385,709
Employee Stock Purchase Plan(2)	—	—	1,299,003
Equity compensation plans not approved by security holders	—	—	—
Total for all plans	3,585,807	—	5,684,712
____________________________
(1) In May 2006, our stockholders approved the Equity Plan to authorize the issuance of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, and stock-based awards to key employees, consultants, and members of the Board of the Company or any affiliate of the Company. The Board approved amendments to the Equity Plan in 2009, 2010, 2013, 2016 and 2018 and each amended plan was approved by stockholders at the respective annual stockholders’ meetings. The number of shares of the Company’s common stock underlying awards granted in 2019, 2018 and 2017 under the Equity Plan were 1,868,776, 1,220,217, and 2,078,878, respectively.
(2) RSUs and PSUs do not have exercise prices associated with them, but rather a weighted-average per unit fair value which is presented in order to provide additional information regarding the potential dilutive effect of the awards. The weighted-average grant date per unit fair value for the outstanding RSUs and PSUs was $16.04 and $16.89, respectively.
(3) The number of awards to be issued assumes a one multiplier. The final number of shares of the Company’s common stock issued upon settlement may vary depending on the three-year multiplier determined at the end of the performance period under the Equity Plan, which ranges from zero to two.
(4) Under the ESPP, eligible employees may purchase shares of the Company’s common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the common stock is 85 percent of the lower of the fair market value of the common stock on the first or last day of the six-month offering period, and shares issued under the ESPP on or after December 31, 2011, have no minimum restriction period. The ESPP is intended to qualify under Section 423 of the IRC. The number of shares of the Company’s common stock issued in 2019, 2018 and 2017 under the ESPP were 314,868, 199,464 and 186,665 , respectively.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, this Proposal 2 is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, and will not require our Board or the Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions and executive compensation program design. In particular, to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. As discussed in detail above, following our stockholders’ 2018 advisory vote on executive compensation, our Board and management team initiated an expanded stockholder engagement effort to solicit input, answer questions and ensure that our Board has the information required to understand and address stockholder concerns pertaining to a variety of matters, including executive compensation.
As described in the CD&A, our executive compensation programs are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of our named executive officers’ compensation is allocated to performance-based short-term and long-term incentive programs that are dependent on our performance (and thereby “at-risk”). In addition, as an executive officer’s responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed “at-risk” increases in relation to base salary. Furthermore, our named executive officers’ targeted total direct compensation (base salary plus target cash bonus plus long-term incentive compensation) is generally designed to approximate the median of our peer group. As discussed in greater detail in the CD&A, our 2019 decisions on executive compensation resulted in the application of negative discretion to the CEO’s STIP payout for 2019 performance, and a below-target LTIP award grant. Additionally, the 2016-2019 PSU award paid out at 0% of target for the third consecutive year, reflecting the rigorous nature of our long-term incentive plan and demonstrating that our NEO’s realized pay is significantly aligned with our stockholders’ experience.
As discussed in more detail in the CD&A, our STIP measures and rewards annual performance using metrics that we believe are key drivers of long-term stockholder value creation. Prior to 2018, our LTIP program, which measures performance over a three-year time period, evaluated performance based upon absolute total stockholder return, as well as total stockholder return compared to our peers. As discussed in greater detail above, beginning in 2018, the absolute total stockholder return metric was replaced with a capital efficiency metric. The Compensation Committee believes that this change to a capital efficiency metric appropriately incentivizes efforts to generate high returns on capital invested and our adoption of a cap on payout at the target level if absolute TSR is not positive over the three-year performance period prevents outcomes that are misaligned with our stockholders’ experience. As you consider this Proposal 2, we urge you to read the CD&A, which more thoroughly discusses how our compensation policies and procedures are designed to reflect and implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals, and significantly align the interests of our management with those of our stockholders.

In light of these circumstances, we are asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the Proxy Statement for SM Energy Company’s 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the “Compensation Discussion and Analysis” section, and in the Summary Compensation Table and the other related tables and disclosures in the Proxy Statement.”

☑	Our Board recommends voting “FOR” the advisory vote to approve named executive officer compensation.

DIRECTOR COMPENSATION

General
The annual service period for our directors is the period from one annual meeting of stockholders to the next. In May 2019, FW Cook conducted an analysis of director compensation, data and practices among our peer group, including a comparison to compensation for members of our Board. FW Cook’s analysis generally revealed that our director compensation was competitive with our peer group but, in response to the Company’s 2019 stockholder experience and to align with the negative discretion applied to executive LTIP grants, the Compensation Committee decided to reduce our Board’s and the Chairman’s annual equity award by approximately 30%. The director compensation package for the 2019-2020 service period was approved by our Board on May 29, 2019. Director compensation is primarily paid in the form of stock grants. Mr. Ottoson, our President and Chief Executive Officer and only employee director, does not receive additional compensation for serving on our Board or any committee of our Board.
The annual compensation for each non-employee director is as follows, plus reimbursement for expenses incurred in attending Board and committee meetings and director education programs:
•Cash Retainer—A $90,000 retainer (in lieu of board and committee meeting attendance fees) payable at the individual director’s option, either entirely in cash or shares of our common stock. All of our directors elected to receive their retainer in cash, other than Mr. Sullivan, who elected to have his 2019 retainer paid in shares of our common stock, which resulted in a grant on May 30, 2019, of 7,390 shares of our common stock under our Equity Plan. In the event any director attends in excess of 30 board and committee meetings in the aggregate during the annual service period, such director shall receive $1,500 per meeting for each meeting in excess of 30.
•Equity Retainer—A grant of shares of our common stock with a value of $126,000. This grant, which equated to 10,345 shares of our common stock and represented a reduction in value of $54,000 as compared to the prior year, was issued under the Equity Plan on May 30, 2019. These shares and any shares issued pursuant to the retainer became unrestricted on December 31, 2019. The related compensation expense that we record is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.
We pay the chairs of the following committees the specified cash retainers at the beginning of the annual director service period in recognition of the additional responsibilities of their respective committee assignments:
•Audit Committee Chair—$20,000
•Compensation Committee Chair—$15,000
•NCG Committee Chair—$10,000
We paid Mr. Sullivan a retainer equal to $80,000 for his service as non-executive Chairman of the Board during the 2019-2020 annual service period. The retainer, which represented a reduction in value of $35,000 as compared to the prior year, was in the form of shares of our common stock on May 30, 2019 and resulted in a grant of 6,569 shares. The retainer was paid in addition to his non-employee director compensation.
We maintain a matching charitable gift program to encourage financial support for charitable organizations that are exempt from federal income taxation in which employees and our non-management directors may participate. Our annual charitable contributions budget, which includes this matching program, is determined by management at the beginning of each year, and all budgeted funds are expended for charitable purposes. Messrs. Quintana and Sullivan participated in this program during 2019, and we matched a total of $13,400 in non-employee director contributions under this program. We may suspend, change, revoke or terminate the charitable gift program at any time.

Our directors are eligible to participate in our Company-wide health, pharmacy, dental, and vision insurance programs at a premium cost that is equal to the COBRA rates associated with our plan. Participation in this plan is considered non-compensatory.
The Compensation Committee has established equity ownership guidelines for non-employee directors of five times the annual cash retainer amount. Directors are allowed time to meet this guideline and are not required to acquire shares in the open market for this purpose.
The following table sets forth the compensation paid during 2019 to our non-employee directors. The stock based component of the compensation reflects the grant date fair value. Cash based compensation is recorded based on the monetary amount paid to the individual director.
2019 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Carla J. Bailo	$90,000	$126,002	$—	$—	$—	$—	$216,002
Larry W. Bickle	$90,000	$126,002	$—	$—	$—	$—	$216,002
Stephen R. Brand	$105,000	$126,002	$—	$—	$—	$—	$231,002
Loren M. Leiker	$90,000	$126,002	$—	$—	$—	$—	$216,002
Ramiro G. Peru	$90,000	$126,002	$—	$—	$—	$—	$216,002
Julio M. Quintana	$100,000	$126,002	$—	$—	$—	$8,400	$234,402
Rose M. Robeson	$110,000	$126,002	$—	$—	$—	$—	$236,002
William D. Sullivan	$—	$296,023	$—	$—	$—	$5,000	$301,023
____________________________
(1) We issued to Ms. Bailo, Mr. Bickle, Mr. Brand, Mr. Leiker, Mr. Peru, Mr. Quintana, Ms. Robeson and Mr. Sullivan their respective equity retainer of 10,345 shares of our common stock on May 30, 2019, after such director’s election to the Board on May 29, 2019. We issued to Mr. Sullivan an additional 6,569 shares of our common stock on May 30, 2019, for serving as the non-executive Chairman of the Board. Mr. Sullivan elected to receive an additional 7,390 shares of our common stock on May 30, 2019, in lieu of his respective $90,000 annual cash retainer. These stock awards are for the annual service period from May 29, 2019, through May 27, 2020. The shares became unrestricted on December 31, 2019. The value of the stock awards represents the grant date fair value.
(2) The grant date fair value of each share of our common stock or RSU issued to non-employee directors over their past two years of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the grant date fair value. There were no forfeitures by directors during fiscal year 2019.

Grant Date	Shares	Value	Grantee
5/30/2019	10,345	$126,002	Bailo, Bickle, Brand, Leiker, Peru, Quintana, Robeson
5/30/2019	24,304	$296,023	Sullivan
5/23/2018	6,780	$180,009	Bickle, Brand, Peru, Quintana, Robeson
5/23/2018	10,170	$270,014	Leiker
5/23/2018	14,502	$385,028	Sullivan
10/5/2018	5,169	$170,525	Bailo
(3) As of December 31, 2019, the restrictions on the shares granted to our non-employee directors during 2019 expired.
(4) For the year ended December 31, 2019, no stock options were issued to directors, nor have any stock options been issued to the directors since December 2004. As of December 31, 2019, the non-employee directors do not hold any outstanding stock options.
(5) The amounts in this column represent matching charitable contributions made on the behalf of Messrs. Quintana and Sullivan for the year 2019 under our matching charitable gift program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock
The following table shows beneficial ownership of shares of our common stock as known to us as of March 1, 2020, by all beneficial owners of more than 5% of the outstanding shares of our common stock, by each director, director nominee, and named executive officer, and all directors and executive officers as a group. Restricted stock units and performance share units are not included in this table as no actual shares have been issued with respect to our outstanding restricted stock units and performance share units. A supplemental table has been included later in this section describing the number of restricted stock units and performance share units owned by the individuals described below. Except as otherwise indicated, the address for each of the named security holders is 1775 Sherman Street, Suite 1200, Denver, Colorado 80203.

Name of Beneficial Owner	Shares Beneficially Owned	Percent Beneficially Owned(1)
Name and Address of Stockholders Owning More Than 5%
BlackRock Inc.(2)	16,932,030	15.0%
55 East 52nd Street
New York, NY 10055
Vanguard Group, Inc.(3)	11,924,620	10.6%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP(4)	9,451,426	8.4%
Building One, 6300 Bee Cave Road
Austin, TX 78746
State Street Corporation(5)	7,983,290	7.1%
State Street Financial Center, One Lincoln Street
Boston, MA 02111
Capital Research Global Investors(6)	6,738,253	6.0%
333 South Hope Street
Los Angeles, CA 90071
EnCap Energy Capital Fund IX, L.P.(7)	5,971,610	5.3%
1100 Louisiana Street, Suite 4900
Houston, TX 77002
Name and Position of Directors, Director Nominees and Named Executive Officers
Carla J. Bailo, Director	15,514	*
Larry W. Bickle, Director	179,039	*
Stephen R. Brand, Director	54,260	*
Loren M. Leiker, Director	78,233	*
Ramiro G. Peru, Director	51,624	*
Julio M. Quintana, Director	65,554	*
Rose M. Robeson, Director	43,300	*
William D. Sullivan, Director	133,094	*
Javan D. Ottoson, President, Chief Executive Officer and Director	211,530	*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	111,039	*
Herbert S. Vogel, Executive Vice President and Chief Operating Officer	76,647	*
David W. Copeland, Executive Vice President, General Counsel and Corporate Secretary	125,912	*
Lehman E. Newton, III, Senior Vice President—Operations	71,602	*
All executive officers and directors as a group (17 persons, including those named above)	1,389,063	1.2%

____________________________
* Less than 1%.
(1) Based on an aggregate of 112,988,364 shares of outstanding common stock as of March 1, 2020.
(2) According to a Statement on Schedule 13G/A filed by BlackRock Inc. (“BlackRock”) on February 4, 2020, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 16,932,030 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 16,624,628 shares and sole dispositive power as to 16,932,030 shares.
(3) According to a Statement on Schedule 13G/A filed by Vanguard Group, Inc. (“Vanguard”) on February 12, 2020, by reason of advisory and other relationships with persons who own shares of our common stock, Vanguard may be deemed to be the beneficial owner of a total of 11,924,620 shares, with shared voting power as to 15,960 shares, shared dispositive power as to 108,236 shares, and sole voting power as to 106,124 shares and sole dispositive power as to 11,816,384 shares.
(4) According to a Statement on Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 12, 2020, by reason of advisory and other relationships with persons who own shares of our common stock, Dimensional may be deemed to be the beneficial owner of a total of 9,451,426 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 9,367,746 shares and sole dispositive power as to 9,451,426 shares.
(5) According to a Statement on Schedule 13G filed by State Street Corporation together with certain of its affiliates (“State”) on February 14, 2020, State may be deemed to be the beneficial owner of a total of 7,983,290 shares, with shared voting power as to 7,526,398 shares, shared dispositive power as to 7,983,290 shares, and sole voting power as to zero shares and sole dispositive power as to zero shares.
(6) According to a Statement on Schedule 13G/A filed by Capital Research Global Investors (“Capital”) on February 13, 2020, by reason of advisory and other relationships with persons who own shares of our common stock, Capital may be deemed to be the beneficial owner of a total of 6,738,253 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 6,738,253 shares and sole dispositive power as to 6,738,253 shares.
(7) According to a Statement on Schedule 13D filed by EnCap Energy Capital Fund IX, L.P. together with certain of its affiliates (“EnCap”) on October 30, 2019, EnCap may be deemed to be the beneficial owner of a total of 5,971,610 shares, with shared voting power as to 5,971,610 shares, shared dispositive power as to 5,971,610 shares, and sole voting power as to zero shares and sole dispositive power as to zero shares.
Restricted Stock Units and Performance Share Units
Restricted stock units represent the right to receive shares of our common stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The holders of RSUs do not have voting rights, nor are they entitled to receive any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.
Performance share units represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period, a number of shares of our common stock that may be from zero to two hundred percent of the number of PSUs granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSUs have vested. The holders of PSUs do not have voting rights, nor are they entitled to receive any cash dividends or other distributions paid in cash on our common stock.

The following table shows the number of RSUs and PSUs owned by each of the directors, our named executive officers and all directors and executive officers as a group, as of March 1, 2020.

Name	Total Restricted Stock Units	Total Performance Share Units	Total Vested Performance Share Units(1)
Carla J. Bailo	—	—	—
Larry W. Bickle	—	—	—
Stephen R. Brand	—	—	—
Loren M. Leiker	—	—	—
Julio M. Quintana	—	—	—
Ramiro G. Peru	—	—	—
Rose M. Robeson	—	—	—
William D. Sullivan	—	—	—
Javan D. Ottoson	124,654	588,601	—
A. Wade Pursell	66,775	221,502	—
Herbert S. Vogel	93,751	243,884	—
David W. Copeland	29,809	85,133	5,191
Lehman E. Newton III	18,621	48,589	11,194
All Executive Officers and Directors as a group (17 persons, including those named above)	408,410	1,341,756	16,385
____________________________
(1) PSUs granted on July 1, 2017, July 1, 2018 and July 1, 2019, will not vest until July 1, 2020, July 1, 2021 and July 1, 2022, respectively. The amounts shown reflect the vested portion of the PSUs owned by each director, named executive officer and all directors and executive officers as a group. The actual number of shares of our common stock issued to settle the PSUs at the end of the performance period may vary from zero to two hundred percent of the number of PSUs indicated, depending on the extent to which we have achieved our performance goals.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of SM Energy Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of SM Energy Company’s independent registered public accounting firm, (c) the performance of SM Energy Company’s internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.
Management is responsible for SM Energy Company’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2019, was responsible for performing an independent audit of SM Energy Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SM Energy Company for the year ended December 31, 2019. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements of SM Energy Company be included in SM Energy Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Respectfully submitted by the Audit Committee of the Board of Directors,
Rose M. Robeson, Chair
Carla J. Bailo
Larry W. Bickle
Loren M. Leiker
Ramiro G. Peru
Audit Committee Pre-Approval Policy and Procedures
The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee’s policy that, prior to the engagement of the independent registered public accounting firm, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (including the related fees and other terms of such services).
In connection with this policy, the following procedures are followed: (a) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent registered public accounting firm during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent registered public accounting firm; (b) actual amounts paid to the independent registered public accounting firm are monitored by financial management of our company and reported to the Audit Committee; (c) any services proposed to be provided by the independent registered public accounting firm and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (d) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.
2019 Annual Report
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, with the SEC on February 20, 2020. Our Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the knowledge of management, neither EY nor any of its members had any direct or material indirect financial interest in our Company or any connection with our Company in any capacity other than as our independent registered public accounting firm for the years ended December 31, 2019, and 2018.

We incurred the following fees for the audit of the consolidated financial statements and for other services related to the last two fiscal years. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	2019	2018
Audit Fees(1)	$1,100,000	$1,312,328
Audit Related Fees	$—	$—
Tax Fees(2)	$15,000	$15,000
All Other Fees	$—	$—
Total Fees	$1,115,000	$1,327,328
____________________________
(1) Includes fees associated with (i) the audit of our annual financial statements and review of our quarterly financial statements, (ii) the audit of internal control over financial reporting, (iii) reviews of registration statements and related consents and comfort letters, and (iv) services rendered in connection with other statutory and regulatory filings.
(2) Includes basic tax compliance services and assistance with technical research.
The Audit Committee concluded that the provision of the non-audit services, such as tax services, was compatible with maintaining EY’s independence.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our stockholders are being asked to ratify the appointment by the Audit Committee of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2020. EY has served as our independent registered public accounting firm since 2013, and the Audit Committee plans to engage EY to perform the audit of our financial statements as of and for the year ending December 31, 2020.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EY is not required by law or our organizational documents, our Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If our stockholders do not ratify the appointment of EY, the Audit Committee will consider whether to engage another independent registered public accounting firm, but will not be obligated to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
A representative of EY is expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

☑	Our Board recommends voting “FOR” the ratification of the appointment of Ernst and Young LLP as our independent registered public accounting firm for 2020.

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO
OUR RESTATED CERTIFICATE OF INCORPORATION TO
AUTHORIZE THE REVERSE STOCK SPLIT AND A
PROPORTIONATE REDUCTION IN THE NUMBER OF
AUTHORIZED SHARES OF OUR COMMON STOCK
General
We are asking our stockholders to approve and adopt a proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split. Our Board has determined that the proposed amendment is in the best interest of our stockholders and recommends that our stockholders approve and adopt the proposed amendment. The description of the proposed amendment included herein is a summary and is subject to the full text of the proposed amendment, which is substantially in the form attached to this Proxy Statement as APPENDIX A (the “Certificate of Amendment”).
If our stockholders approve this proposal, our Board may cause a Certificate of Amendment to be filed with the Delaware Secretary of State, and will authorize the Reverse Stock Split only if the Board determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. Our Board may determine in its sole discretion not to implement the Reverse Stock Split and not to file the Certificate of Amendment if our Board determines such inaction is in the best interests of the Company and our stockholders. If our stockholders approve this proposal, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.
The proposed amendment, if filed with the Delaware Secretary of State, will effect a Reverse Stock Split of the outstanding shares of the Company’s common stock at a reverse stock split ratio of not less than 1-for-5 and not greater than 1-for-20, and a proportionate reduction in the number of authorized shares of our common stock, with an exact ratio as may be determined in the future by our Board in its sole discretion. If our stockholders approve this Proposal No 4, our Board will have the authority to decide, at any time prior to the date that is 12 months after the approval at the Annual Meeting, whether to implement the Reverse Stock Split, and the precise ratio of the Reverse Stock Split, within a range of 1-for-5 and 1-for-20. If our Board decides to implement the Reverse Stock Split, the Reverse Stock Split will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, and will be publicly announced by the Company prior to such filing.
As of April 1, 2020, 112,988,682 shares of our common stock were issued and outstanding. The closing price of our common stock on the NYSE on April 1, 2020 was $1.03 per share, and over the prior 52 weeks, the closing price of our common stock ranged from $18.55 to $1.03 per share.
Based on the number of shares of our common stock issued and outstanding as of April 1, 2020, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board, issued and outstanding shares of stock, and authorized shares of common stock, as illustrated in the table under the caption “Effects of the Reverse Stock Split—Effect on Shares of Common Stock.”
All holders of the Company’s common stock would be affected proportionately by the Reverse Stock Split.
No fractional shares of common stock would be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share. Each stockholder will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in such stockholder receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.01 per share (see “Effects of the Reverse Stock Split—Reduction in Stated Capital”).

Reasons for the Reverse Stock Split
For the reasons discussed below, our Board believes that it may be in the best interests of the Company and our stockholders to reduce the number of issued and outstanding shares by a ratio within the proposed range of not less than 1-for-5 and not greater than 1-for-20, with a proportionate reduction in the number of authorized shares of our common stock resulting from such Reverse Stock Split, with an exact ratio as may be determined in the future by our Board in its sole discretion. Immediately following the completion of the Reverse Stock Split, the number of shares of our common stock issued and outstanding or held in treasury would be reduced from 112,988,682 shares as of April 1, 2020 to a range of 22,597,736 (if a 1-for-5 ratio is chosen) to 5,649,434 (if a 1-for-20 ratio is chosen), depending on the exact exchange ratio chosen by our Board in its sole discretion.
Marketability and Liquidity of our Common Stock
Our Board believes that implementing the Reverse Stock Split is likely to increase the market price for our common stock as fewer shares will be outstanding. Our Board further believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may be expected to improve marketability and liquidity of our common stock and may encourage interest and trading in our common stock. For various reasons, including stock price volatility, many brokerage firms, institutional investors and funds have internal policies and practices that either prohibit investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or restrict or limit the ability to purchase such stocks on margin. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. We believe the Reverse Stock Split could increase analyst and broker interest in our common stock by mitigating the impact of these internal policies and practices. Further, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.
Maintain our Listing on The NYSE
Our Board believes that implementing the Reverse Stock Split may facilitate continued compliance with the listing standards of the NYSE, which generally require a listed company to maintain a minimum stock price of $1.00 per share. While we continue to maintain compliance with the minimum average closing price required to maintain listing on the NYSE, pursuant to 802.01C of the NYSE Listed Company Manual, a company will be considered to be out of compliance with the NYSE’s continued listing standards if the average trading price of its common stock over a 30-consecutive-trading-day-period falls $1.00 per share, which as noted is the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.
If we fail to maintain compliance with the NYSE’s continued listing standards, we must notify the NYSE of our intent to cure the average price deficiency within six months, including potentially by means of a Reverse Stock Split. However, if our stock price declines further to a price that is considered by the NYSE to be “abnormally low,” the NYSE may, pursuant to Section 802.01D of the NYSE Listed Company Manual, suspend trading of our common stock on the NYSE and commence delisting proceedings. The Reverse Stock Split is part of our plan to maintain compliance with the NYSE stock price continued listing requirements. If the price of our common stock falls below a level sufficient to maintain NYSE listing through market trading, and assuming stockholders have approved the Reverse Stock Split, we may implement the Reverse Stock Split, utilizing a ratio our Board believes will position us to maintain compliance with the NYSE stock price continued listing requirements or another highly visible, well regarded exchange. If we are not able to regain compliance with the continued listing requirement in the applicable time period, or if our stock price is considered “abnormally low” by the NYSE, the NYSE will provide written notification that our common stock would be subject to delisting from the NYSE.
If our common stock is delisted by the NYSE (and we are not eligible to become listed on other specified exchanges), holders of our 1.50% Convertible Senior Notes due 2021 (the “Senior Convertible Notes”) would have a right to require us to repurchase the Senior Convertible Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon. As of March 31, 2020, $172.5 million aggregate principal amount of the Senior Convertible Notes was outstanding, and there can be no assurance we would have sufficient funds available to us to repurchase the Senior Convertible Notes put to us if required to do so in connection with a delisting. Failure to repurchase the Senior Convertible Notes put to us could—subject to a 60-day right to cure set forth in the supplemental indenture governing the Senior Convertible Notes—result in (a) an event of default under the supplemental indenture, and (b) the potential acceleration of our obligation to repay all outstanding Senior Convertible Notes, and could cause a cross-default under our other outstanding indebtedness, which could result in the foreclosure on the collateral securing our secured debt. As a result, we could be forced into bankruptcy or liquidation.
While we will monitor the average closing price of our common stock and consider available options if our common stock does not trade at a level likely to result in us maintaining compliance with the NYSE listing requirements, no assurances can be made that we will in fact be able to comply and that our common stock will remain listed on the NYSE. If our common stock is delisted from the NYSE, in addition to the effects noted above, such delisting could negatively affect the market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit our ability to issue additional securities or obtain additional financing in the future, affect our ability to provide equity incentives to our employees, and might negatively impact our reputation and, as a consequence, our business.
Other Considerations
In evaluating whether or not to recommend that stockholders authorize the Reverse Stock Split, in addition to the considerations described above, our Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.
Conversely, our Board believes the current low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
Reduction in Authorized Shares
As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of common stock. However, if our stockholders approve and adopt the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split, and the Reverse Stock Split is implemented by our Board, the authorized number of shares of our common stock would be proportionately reduced by the Reverse Stock Split ratio (in a range of not less than 1-for-5 and not greater than 1-for-20) as determined by our Board.
Criteria to be Used for Determining the Ratio
The ratio of the Reverse Stock Split, if approved and implemented, would be not less than 1-for-5 and not greater than 1-for-20, with an exact ratio as may be determined in the future by our Board in its sole discretion. Our Board believes that stockholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single Reverse Stock Split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a Reverse Stock Split and, therefore, is in the best interests of the Company and our stockholders. In determining a ratio following the receipt of stockholder approval of the Reverse Stock Split, our Board may consider, among other things, factors such as:
•the historical trading price and trading volume of our common stock;
•the then-prevailing market price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock;
•existing and expected marketability and liquidity of our common stock;
•the number of shares of our common stock outstanding;
•the status of our common stock listing on the NYSE and the listing standards and rule-making process of NYSE and other stock exchanges;
•the anticipated impact of the Reverse Stock Split on our ability to obtain financing;
•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•the outlook for oil price volatility and other prevailing general market and economic conditions.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price.
We expect that the Reverse Stock Split will increase the per-share trading price of our common stock. However, the effect of the Reverse Stock Split on the per-share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per-share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per-share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if the Reverse Stock Split is implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per-share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance or further impacts resulting from the COVID-19 pandemic, the misalignment between supply and demand in global oil markets, or the overall condition of the United States economy. If the Reverse Stock Split is consummated and the per-share trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In addition, the market price per share of our shares of common stock post-Reverse Stock Split may not remain in excess of the $1.00 minimum bid price per share as required by the NYSE, or the Company may fail to meet the other requirements for continued listing on the NYSE, including the minimum value of listed securities, resulting in the delisting of our common stock.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.
The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per-share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time
The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by our Board, would be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. The exact timing of the filing of the amendment would be determined by our Board, but would be at any time prior to twelve months after any approval of the Reverse Stock Split at the Annual Meeting, based on our Board’s evaluation as to when such action would be the most advantageous to the Company and our stockholders.
If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by our stockholders, our Board, in its sole discretion, determines that it is in the Company’s and our stockholders’ best interests to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be so delayed or abandoned.
Fractional Shares
Stockholders would not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent would aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share would instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.
Stockholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interests. You should also be aware that, under the escheatment laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds might have to obtain the funds directly from the state to which they were paid.
If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold the Company’s common stock after the Reverse Stock Split, you may do so by either, (1) purchasing a sufficient number of shares of the Company’s common stock, or, (2) if you have shares of our common stock in more than one account, consolidating your accounts; in each case, so that you hold a number of shares of our common stock in your account prior to the Effective Time that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.
Effects of the Reverse Stock Split
Upon the implementation of the Reverse Stock Split, after the Effective Time, each stockholder would own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our common stock and proportionately reduce the number of authorized shares of our common stock based on the Reverse Stock Split ratio of not less than 1-for-5 and not greater than 1-for-20, with an exact ratio as may be determined by our Board in its sole discretion at a later date.
Voting rights and other rights of the holders of our common stock would not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split would generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits to the Company and our stockholders of the Reverse Stock Split.
As discussed above, the Reverse Stock Split would result in a change to our authorized capitalization such that the number of authorized shares of common stock available for issuance would be proportionately reduced by the Reverse Stock Split ratio of not less than 1-for-5 and not greater than 1-for-20.
Effect on Shares of Common Stock
The following table contains approximate information, based on share information as of April 1, 2020, relating to our outstanding common stock issued and outstanding based on the proposed Reverse Stock Split ratios and information regarding our authorized shares assuming that the proposal is approved and the Reverse Stock Split is implemented:

Status	Pre-Reverse Split	1:5 Split Ratio	1:20 Split Ratio
Authorized	200,000,000	40,000,000	10,000,000
Issued	112,988,682	22,597,736	5,649,434
Authorized, but unissued(1)	87,011,318	17,402,263	4,350,565
____________________________
(1) Excludes any shares reserved for issuance under the Company’s equity compensation plans or pursuant to the settlement of the Senior Convertible Notes.
After the Effective Time of any Reverse Stock Split that our Board elects to implement, our common stock would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on the NYSE under the symbol “SM” immediately following the Reverse Stock Split.
Accounting Matters
The Reverse Stock Split would not affect the common stock capital account on our balance sheet and the par value of our common stock will remain unchanged. The stated capital component, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased, as compared to the per share amounts absent the Reverse Stock Split, because there will be fewer shares of common stock outstanding. All historic and per share amounts in our financial statements and related footnotes (for periods after the Reverse Stock Split and, on a pro forma basis, for periods prior to the Reverse Stock Split) will be restated to reflect the Reverse Stock Split.

Effect on our Equity Plan
The following table is a summary of the shares of common stock authorized for issuance under our Equity Plan as of December 31, 2019:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	—	—
Restricted stock units(1)(3)	1,540,925	N/A
Performance share units(1)(3)(4)	2,044,882	N/A
Total for Equity Incentive Compensation Plan	3,585,807	—	4,385,709
Employee Stock Purchase Plan(2)	—	—	1,299,003
Equity compensation plans not approved by security holders	—	—	—
Total for all plans	3,585,807	—	5,684,712
____________________________
(1) In May 2006, our stockholders approved the Equity Plan to authorize the issuance of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, and stock-based awards to key employees, consultants, and members of the Board of the Company or any affiliate of the Company. The Board approved amendments to the Equity Plan in 2009, 2010, 2013, 2016 and 2018 and each amended plan was approved by stockholders at the respective annual stockholders’ meetings. The number of shares of the Company’s common stock underlying awards granted in 2019, 2018 and 2017 under the Equity Plan were 1,868,776, 1,220,217, and 2,078,878, respectively.
(2) RSUs and PSUs do not have exercise prices associated with them, but rather a weighted-average per unit fair value which is presented in order to provide additional information regarding the potential dilutive effect of the awards. The weighted-average grant date per unit fair value for the outstanding RSUs and PSUs was $16.04 and $16.89, respectively.
(3) The number of awards to be issued assumes a one multiplier. The final number of shares of the Company’s common stock issued upon settlement may vary depending on the three-year multiplier determined at the end of the performance period under the Equity Plan, which ranges from zero to two.
(4) Under the ESPP, eligible employees may purchase shares of the Company’s common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the common stock is 85 percent of the lower of the fair market value of the common stock on the first or last day of the six-month offering period, and shares issued under the ESPP on or after December 31, 2011, have no minimum restriction period. The ESPP is intended to qualify under Section 423 of the IRC. The number of shares of the Company’s common stock issued in 2019, 2018 and 2017 under the ESPP were 314,868, 199,464 and 186,665 , respectively.
As of December 31, 2019, we had no shares of common stock subject to stock options and incentive stock options, 1,540,925 shares of common stock subject to restricted stock units, and 2,044,882 shares of common stock subject to performance share units under our Equity Plan. Additionally, we had 4,385,709 shares of common stock remaining for future issuance under our Equity Incentive Compensation Plan and 1,299,003 shares of common stock remaining for future issuance under our Employee Stock Purchase Plan, for a total of 5,684,712 shares of common stock remaining for future issuance under our Equity Plan. For more information see “Other Compensation Matters – Equity Compensation Plans”.
Under the Equity Plan, the Compensation Committee is authorized to determine the appropriate adjustment to the awards outstanding under our Equity Plan in the event of any corporate transaction resulting in a change in the shares of the common stock of the Company, including a reverse stock split. Accordingly, the Compensation Committee has provided that, if the Reverse Stock Split is effected, the number of shares available for issuance under the Equity Plans, as well as the number of shares subject to any outstanding award under the Equity Plans, and the exercise price, grant price or purchase price relating to any such award under the Equity Plans, will be equitably adjusted to reflect the Reverse Stock Split.
For illustrative purposes only, if a 1-for-5 reverse stock split were effected, we would expect the 5,684,712 shares of common stock that remain available for issuance under the Equity Plans as of December 31, 2019, to be adjusted to 1,136,942 shares, subject to increase as and when outstanding awards made under the Equity Plan expire or are forfeited or are otherwise again made available for issuance pursuant to the terms of the Equity Plans.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, if implemented, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record
If the Reverse Stock Split is approved by our stockholders and our Board elects to implement it, if you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you warrant that you owned the shares of the Company’s common stock for which you received a cash payment.
At the Effective Time, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
Exchange of Stock Certificates
If our Board elects to implement the Reverse Stock Split, then as soon as practicable after filing the Certificate of Amendment effecting the Reverse Stock Split with the Delaware Secretary of State, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, we may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will, until so exchanged, be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number of shares. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
No service charges, brokerage commissions, or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (a) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (b) the transfer complies with all applicable federal and state securities laws, and (c) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to differing interpretations and may change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.
Except as specifically described below, this summary is limited to holders of our common stock that are “U.S. Holders” as defined immediately below who hold our common stock as a capital asset. For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
•an individual who is a citizen or a resident of the U.S.;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (a) a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all its substantial decisions, or (b) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations for it to continue to be treated as a domestic trust.
This summary also does not discuss all tax considerations that may be relevant to holders of our common stock in light of their particular circumstances, nor does it address the consequences to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as:
•dealers or traders in securities or currencies;
•tax-exempt entities;
•co-operatives;
•personal holding companies;
•banks, trusts, financial institutions, or insurance companies;
•regulated investment companies or real estate investment trusts;
•traders in securities that have elected the mark-to-market method of accounting with respect to our common stock;
•persons who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation;
•stockholders who own, or are deemed to own, at least 10 percent or more, by voting power or value, of our equity;
•holders owning our common stock as part of a position in a straddle or as part of a hedging, conversion, constructive sale, synthetic security, integrated investment, or other risk reduction transaction for U.S. federal income tax purposes;
•certain former citizens or former long-term residents of the U.S.;
•persons whose “functional currency” is not the U.S. dollar;
•holders who are subject to the alternative minimum tax; or
•persons that own our common stock through partnerships or other pass-through entities.
This summary does not address the U.S. federal income tax consequences to holders of our common stock who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, this summary does not address any state, local, or non-U.S. foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the tax consequences of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW THAT MIGHT AFFECT THE TAX CONSEQUENCES DESCRIBED HEREIN.
The Reverse Stock Split, if implemented, will be intended to be treated as a “recapitalization” for U.S. federal income tax purposes, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. A U.S. Holder generally will not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split will equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received will include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of capital losses may be subject to limitation.
No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

☑
Our Board recommends voting “FOR” an amendment to our Restated Certificate of Incorporation to authorize the Reverse Stock Split and a proportionate reduction in the number of authorized shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons
Our Related Person Transactions Policy sets forth the policies and procedures for the Audit Committee’s review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000 per annum, and (c) a related person has or will have a direct or indirect material interest. For purposes of our Related Person Transactions Policy, a “related person” means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than 5% of our outstanding shares of common stock, and (iii) any immediate family member of any of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to us, the availability of other sources for comparable products or services, the impact on a director’s independence in the event the related person is a director, and the extent of the related person’s interest in the transaction. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to ensure that they are in compliance with the policy and remain appropriate.
In addition, our By-Laws provide that a director, officer, or employee of our Company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with us. These restrictions do not apply to the acquisition of less than 1% of the publicly traded stock of another company.
Transactions with Related Persons
We recognize that transactions with related persons may raise questions among stockholders regarding whether those transactions are consistent with our best interests and the best interests of our stockholders. It is our policy to enter into or ratify such transactions only when our Board, acting through the Audit Committee or as otherwise described herein, determines that the transaction in question is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Such transactions include, but are not limited to, situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternate sources, or when we obtain products or services from, or provide products or services to, related persons on an arm’s length basis on terms comparable to those obtained from or provided to unrelated third parties or on terms comparable to those obtained from or provided to employees generally. With the exception of the transaction described in the following paragraph, which was approved by our Audit Committee, we had no transactions that required approval under our Related Person Transactions Policy.
Dean Lutey, the spouse of Ms. Mary Ellen Lutey, our Senior Vice President—Development and Environmental, Health and Safety, joined the Company in 2008 and has been the Vice President—Information Technology of the Company since May 2013. During the fiscal year ended December 31, 2019, Mr. Lutey earned total compensation of $753,374, which included his base salary, annual bonus, LTIP awards, benefits under our qualified and non-qualified benefit plans, and matching contributions by the Company under its 401(k) Profit Sharing Plan and Non-Qualified Deferred Compensation Plan. Mr. Lutey also participated in the Company’s benefit programs for its employees.

Compensation Committee Interlocks and Insider Participation
None of the directors who served on the Compensation Committee during fiscal year 2019 has ever served as one of our officers or employees. During fiscal year 2019, there were no Compensation Committee interlocks.

VOTING, ATTENDANCE, AND OTHER MATTERS

Who Can Vote
Only stockholders of record at the close of business on the Record Date, April 6, 2020, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock held on that date. As of April 6, 2020, there were 112,988,682 shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third of our outstanding shares of common stock are present at the Annual Meeting by internet during the virtual Annual Meeting or by proxy. Abstentions and broker non-votes (as described below) count as present for establishing a quorum. Shares held by us as treasury shares are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
How to Vote
Stockholder of Record. Stockholders whose shares are registered in their own name may vote via the Internet, by telephone or by mailing a completed proxy card. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, you must sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified in a proxy, such proxy will be voted as follows:
•FOR the election of the nine nominees named in this Proxy Statement under the caption “Proposal 1—Election of Directors”;
•FOR the advisory approval of the compensation of our named executive officers;
•FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2020;
•FOR an amendment to our Restated Certificate of Incorporation to authorize the Reverse Stock Split and a proportionate reduction in the number of authorized shares of our common stock; and
•in the discretion of the proxy holders named on the proxy card as to any other matter that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.
Street Name Stockholder. If your shares are registered in the name of a bank, broker or other nominee and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares via the Internet or by telephone rather than by mailing a completed voting instruction card provided by your bank, broker or other nominee. Please check the voting instruction card provided by your bank, broker or other nominee for availability and instructions.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

Differences Between Stockholders of Record and Street Name Holders
Most stockholders hold their shares through a bank, broker or other nominee (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.
•Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote through the internet at the virtual Annual Meeting.
•Street Name Stockholder. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to participate in the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares through the internet at the virtual Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.
Participating in the Virtual Annual Meeting
In order to access the virtual Annual Meeting, you must (a) have beneficially owned shares of our common stock on April 6, 2020, and (b) register at http://www.viewproxy.com/sm-energy/2020 by 11:59 p.m. (EDT) on May 21, 2020. You will need to enter your name, phone number, email and virtual control number (included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials). Instructions on how to participate via the internet, including how to demonstrate proof of share ownership, are posted at http://www.viewproxy.com/sm-energy/2020. Information on this website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
Annual Meeting Webcast
After registering, stockholders may participate in the Annual Meeting virtually at http://www.viewproxy.com/sm-energy/2020, where you will be able to vote electronically and submit questions during the meeting. A webcast replay of the Annual Meeting will also be archived on our Investor Relations website, http://ir.sm-energy.com, until June 27, 2020.
Submitting Questions at the Annual Meeting
Our stockholders may submit a question during the meeting via our virtual stockholder meeting website, http://www.viewproxy.com/sm-energy/2020. If your question is properly submitted during the relevant portion of the meeting agenda, our Chairman or CEO, or other representative, as appropriate, intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together.
If the Virtual Annual Meeting Experiences Technical Difficulties
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via http://www.viewproxy.com/sm-energy/2020.
There will be technicians available to assist with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in at least 30 minutes prior to the start of the Annual Meeting, so we may try to address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

Voting Requirements; Vote Treatment
If you hold your shares in street name, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each routine matter for which it has discretionary authority under the rules of the NYSE.
There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be entitled to vote with respect to non-discretionary matters.
Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.
If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote on Executive Compensation), and Proposal 4 (Reverse Stock Split), and your shares will be considered “broker non-votes” with respect to these proposals; but will nevertheless be entitled to vote your shares with respect to Proposal 3 (Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2019) in the discretion of the record holder.
•Proposal 1 (Election of directors): By-Laws provide that the election of directors will be decided by the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on the election of directors and will have the same effect as a vote “Against” a director. Broker non-votes will have no effect on the outcome of the vote for directors. Brokers will have discretionary authority to vote on this proposal.
•Proposal 2 (Advisory vote on executive compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it is not binding, will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, us or our Board. However, the Compensation Committee of our Board will take into account the outcome of the vote when considering future executive compensation decisions.
•Proposal 3 (Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020): Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal.
•Proposal 4 (Approval of an amendment to our Restated Certificate of Incorporation to authorize the Reverse Stock Split and a proportionate reduction in the number of authorized shares of our common stock): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal.

Stockholders Sharing the Same Address
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and Proxy Statement until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or Proxy Statement, please submit a request to our Corporate Secretary, David W. Copeland, at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203 or call (303) 861-8140, and we will promptly send such to you. You may also contact our Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.
Revoking a Proxy
If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:
•submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting;
•voting by internet while participating in the virtual annual meeting (participating in the annual meeting by internet does not revoke your proxy unless you vote by internet during the virtual Annual Meeting); or
•filing a written revocation before the Annual Meeting with our Corporate Secretary at our principal executive offices, which are located at 1775 Sherman Street, Suite 1200, Denver, CO 80203.
If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with your nominee’s procedures.
Payment of Proxy Solicitation Costs
We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies for total fees of $9,000, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, our officers, directors, and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Stockholder Proposals for the 2021 Annual Meeting of Stockholders
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2021 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 16, 2020.
In addition to the requirements of Rule 14a-8, all stockholder recommendations must comply with the notice requirements contained in our By-Laws, which requires, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder, specific information concerning such stockholder’s interests in our securities and a commitment to serve the full term if nominated and elected. In addition, the notice must include the recommended candidate’s name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. In order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the 2021 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to our Board or a proposal of business for the 2021 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary not earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2020 Annual Meeting nor later than the close of business on the 90th day prior to the first anniversary of the 2020 Annual Meeting. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2021 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 27, 2021, and no later than February 26, 2021. If the date of our 2020 Annual Meeting of Stockholders changes by more than 30 days before or after May 27, 2021, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th day prior to the date of the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2021 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2021 Annual Meeting of Stockholders is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting of Stockholders is first made by us. For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nominations and Qualifications.”
Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2021 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 1, 2021, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 1, 2021, and the matter nonetheless is permitted to be presented at the 2021 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

Other Available Information
We make our Corporate Governance Guidelines; Financial Code; Code of Conduct; and the charters of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees available through the Governance section of our website (www.sm-energy.com). These documents will be furnished in print to any stockholder upon request. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
Management does not know of any matters to be brought before the Annual Meeting other than the election of directors, the advisory vote to approve the compensation of our named executive officers, the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2020 and the approval of an amendment to our Restated Certificate of Incorporation to authorize the Reverse Stock Split. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
Our website at www.sm-energy.com includes much of this information, along with other general information about our operations, community activities and stakeholder relations. Any remaining questions regarding our operations or financial position can be directed to our Investor Relations Department at ir@sm-energy.com.
Whether or not you intend to participate in the Annual Meeting, we urge you to submit your proxy promptly.

By Order of the Board of Directors,

David W. Copeland Executive Vice President, General Counsel and Corporate Secretary
April 17, 2020

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APPENDIX A
FORM OF PROPOSED AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
RESTATED CERTIFICATE OF INCORPORATION
OF
SM ENERGY CORPORATION

SM Energy Company (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
1.The name of the Corporation is SM Energy Company. The name under which the Corporation was originally incorporated was St. Mary Land & Exploration Company.
2.The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the state of Delaware on November 17, 1992, and has been amended by the Certificate of Amendment filed June 22, 1998, the Certificate of Amendment filed May 31, 2001, the Certificate of Amendment filed May 26, 2005, and the Certificate of Amendment filed June 1, 2010 (as so amended, the “Restated Certificate of Incorporation”).
3.This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. On [April] [●], 2020, in accordance with the provisions of Section 141(b) of the DGCL, the Board of Directors (the “Board”) of the Corporation duly adopted resolutions at a meeting of the Board setting forth the Certificate of Amendment, declaring the advisability of the adoption of the Certificate of Amendment, and directing that the Certificate of Amendment be considered at the annual meeting of the Corporation’s stockholders. The annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on [May] [●], 2020, at which meeting the necessary number of shares held by the stockholders were voted in favor of the Certificate of Amendment.
4.Article Fourth of the Restated Certificate of Incorporation is hereby amended and restated in its entirety by deleting the first paragraph in its entirety and replacing it with the following two paragraphs:
FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is [●] shares of common stock, par value $0.01 per share.
In accordance with the provisions of the DGCL, upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each [●] shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding (including treasury shares, if any) immediately prior to the Effective Time shall automatically be combined into one validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below. No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.
5.This Certificate of Amendment shall become effective as of [●], at 12:02 a.m. Mountain Standard Time.
* * * *
IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to Restated Certificate of Incorporation as of [●].

SM ENERGY COMPANY

By: ______________________________
Name:
Title:

SM Energy Company
1775 Sherman Street, Suite 1200, Denver, Colorado 80203
This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders to be held on May 27, 2020.

The undersigned hereby appoints A. Wade Pursell, David W. Copeland, and Andrew T. Fiske, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 27, 2020, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, including concerning any adjournment of the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to be held May 27, 2020. The Notice of Meeting, Proxy Statement and our
2019 Annual Report are available at: http://www.viewproxy.com/sm-energy/2020

Using a black ink pen, mark your votes with an X as shown in this example. ☒
A. Proposals − The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.
1. The Board of Directors has nominated the below nine persons to stand for election as directors until the next annual meeting of stockholders. As of the date of the accompanying Proxy Statement, no one has been nominated to serve as director other than the nominees listed below.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Carla J. Bailo	☐	☐	☐	04 Loren M. Leiker	☐	☐	☐	07 Julio M. Quintana	☐	☐	☐
02 Larry W. Bickle	☐	☐	☐	05 Javan D. Ottoson	☐	☐	☐	08 Rose M. Robeson	☐	☐	☐
03 Stephen R. Brand	☐	☐	☐	06 Ramiro G. Peru	☐	☐	☐	09 William D. Sullivan	☐	☐	☐

2. To approve, on a non-binding advisory basis, the compensation philosophy, policies and procedures, and the compensation of our Company’s named executive officers, as disclosed in the accompanying Proxy Statement.
☐ FOR ☐ AGAINST ☐ ABSTAIN

CONTROL NUMBER

3. To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2020.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4. To approve an amendment to our Restated Certificate of Incorporation to authorize a reverse stock split of our outstanding shares of common stock and a proportionate reduction in the number of authorized shares of our common stock.
☐ FOR ☐ AGAINST ☐ ABSTAIN
B. Authorized Signatures − This section must be completed for your vote to be counted. − Date and Sign Below

Date
Signature
Signature
(Joint Owners)
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.AALvote.com/SM Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
.